                                                                  Exhibit (c)(3)

CREDIT RESEARCH & TRADING LLC

Project Snug
February 15, 2001

[Please note that references to "base" case correspond to the Scenario 2 projections and references to "downside" case correspond to the Scenario 1 projections.]

SPRINGS INDUSTRIES INC.

Table of Contents

SECTION 1          HEARTLAND INVESTMENT THESIS

SECTION 2          PERSPECTIVES ON SPRINGS AND THE HOME TEXTILES INDUSTRY

SECTION 3          VALUATION PERSPECTIVES

SECTION 4          REVIEW OF ALTERNATIVES

SECTION 5          ISSUES

APPENDIX A         COMPARABLE PUBLIC COMPANY ANALYSIS

APPENDIX B         DISCOUNTED CASH FLOW ANALYSIS

APPENDIX C         * INVESTMENT COMMITTEE MEMORANDUM

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

* Omitted and filed separately with the Commission.

SPRINGS INDUSTRIES INC.

Background of Strategic Review Process


Summer 2000                         Board of Directors authorizes C. Bowles to explore strategic alternatives for Springs.
                                    C. Bowles hires R. Lee to provide strategic advice. R. Lee had worked with Springs while at
                                    Morgan Stanley and in June left Morgan Stanley to build a boutique Investment Bank to work with mid-cap companies

August 2000                         David Stockman approaches C. Bowles on behalf of Heartland and indicates an interest in making an equity investment in Springs

October 2000                        Board of Directors meets to consider review of strategic alternatives presented by C. Bowles and R. Lee and authorizes management to pursue various investment and acquisition transactions, including a potential transaction involving Heartland

October 2000 - January 2001         Management and R. Lee meet with various potential investors (see  Section 4 for a summary of these efforts) regarding a potential equity investment in Springs

October 2000 - February 2001        Substantial due diligence of Springs by Heartland and discussions between Heartland and
                                    C. Bowles regarding future strategy and the terms of a potential recapitalization of Springs


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.


Section 1 -- Heartland Investment Thesis

SECTOR CONSOLIDATION

- Heartland has identified seven industry sectors where it is interested in partnering with a leading company in a sector which is ripe for consolidation.

- Heartland believes there is considerable consolidation opportunity currently in the home textile sector and no other company has the scale and financial wherewithal other than Springs to execute a consolidation opportunity.


                   1999 SALES OF U.S. HOME TEXTILES COMPANIES
                                  ($ Millions)

                                  [BAR CHART]

Springs                                                         $2,220
WestPoint                                                       $1,868
Pillowtex                                                       $1,552
Mohawk                                                          $  470
Dan River                                                       $  432
Crown Craft                                                     $  310
Burlington                                                      $  300
Croscill                                                        $  283
PCF                                                             $  230
Glenoit                                                         $  222
Hollander                                                       $  201
Maples                                                          $  160
Louisville                                                      $  156
Revman                                                          $  141
Sunbeam                                                         $  136
Keeco                                                           $  132


                             POTENTIAL CONSOLIDATION
                                     TARGETS

BATH                                         BED
Towel Capacity & Brands                      Basic Bedding
 Pillowtex                                    Hollander
 Investment in Davidson Cotton                Pacific Coast Feather
 Investment in Coteminas                      Pillowtex
SOURCING                                     Croscill
Glenoit Divisions                            Calvin Klein
 Ex-Cell
 American Pacific
Keeco                                        DIVERSIFICATION
Town & Country                               Blankets
                                              Charles Owen
                                              Sunbeam
                                             Kitchen
                                             Allure


IMPACT OF SCALE ON VALUATION

- A core valuation creation strategy for Heartland is to grow platform situations from approximately $2 billion in revenues to approximately $5 billion over a period of 3-5 years and potentially obtain a higher valuation multiple from the stock market vs. the base $2 billion company, particularly when the platform company becomes the clear industry leader.

IMPACT OF SCALE ON OPERATIONS

- Scale of revenues and EBITDA relative to competition allows the largest companies in a sector to more effectively invest in supply chain expertise and infrastructure which should become a core competitive advantage.

PARTNERSHIP APPROACH TO VALUE REALIZATION

- Agreement between Heartland and the Close family to allow (but not require) each party to participate equally in any value realization transaction.


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Heartland Experience and Resources

REPUTATION

- Good partner to management - very bright, gets involved enough to understand the business of the portfolio company and to assist or support management in decision making and investment in growth

- Strength in developing and utilizing sophisticated management information systems

-        Can become enamored of certain investments or strategies

BROAD RANGE OF CAPABILITIES FOR PORTFOLIO COMPANIES

-        Acquisition Expertise

         -        Core Stockman expertise

         - Perry Lewis: former senior Smith Barney banker and successful private equity investor and merger advisor at Morgan, Lewis, Githens and Ahn

-        Financing Expertise

         - Several senior level former bank financing professionals, including Gerry McConnell, on the Heartland team

-        Management Expertise

         - Tim Leuliette: former CEO of Penske Organization and COO of ITT Automotive

         - Cindy Hess: former VP Quality/Engineering of Chrysler - last role was leadership position in PT Cruiser Program

-        Information Systems

         -        Gary Banks - former CIO of Xerox

- Key element of Heartland approach is to work closely with its portfolio companies and to provide senior level assistance as requested by the portfolio companies. Consistent with D. Stockman's reputation, a primary near term focus of Heartland would be to develop strong management information systems which can be utilized by the company to make more effective decisions and to provide in-depth information to Heartland so that it can effectively participate in assisting senior management.

PERFORMANCE

-        Raised $1.2 billion fund in mid 2000

- Historical Performance is broad and generally good, but with some mixed results

Performance Summary                          IRR
Recent Heartland Transactions
     MascoTech                               N/A
     Simpson Industries                      N/A
     Global Metal Technologies               N/A
     Collins & Aikman                        N/A

Prior Realized Blackstone Transactions
     Aristech Chemical                       22%
     DeBartolo Corp.                         35%
     LaSalle Re Holdings                     25%
     UCAR International                      198%
     American Axle and Manufacturing         69%
     Collins & Aikman                        1%

Prior Unrealized Blackstone Transactions
     Clark USA                               Valued at cost
     Haynes International                    Valued at cost
     Republic Technologies                   Valued at cost
     Imperial Home Decor Group               Total write off ($85MM)

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Section 2 -- Perspectives on Springs and the Home Textiles Industry

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Home Textiles Industry

- RECENTLY, THE MAJOR RETAILERS HAVE BEEN DEVELOPING BETTER IN-HOUSE CAPABILITIES TO PURSUE SOURCING FROM FOREIGN MANUFACTURERS, EVEN SETTING UP OFFICES IN CERTAIN COUNTRIES


While annual growth in Springs' core bed and bath markets runs a healthy 5%, there exist a number of negative factors with which each competitor will have to deal going forward. A few of the major factors include the following:

GROWING IMPORTS

Imports are perhaps the most important competitive issue facing U.S. textile companies. In 1999, approximately one-quarter of all sheets and pillowcases and more than one-third of all towels sold in the United States were imported, and the share of imports is expected to grow. While the vast majority of imports are for promotional and seasonal products, the concern is that imports will start to gain market share in core open stock programs, particularly at lower price points. The import trend will force competitors both to optimize their U.S. manufacturing of certain products and to develop sourcing relationships and capabilities for products whose manufacturing is destined to move overseas.
This trend will put particular burden on non-branded entry point products currently manufactured in the U.S.

EXCESS INVENTORIES

Despite persistent efforts by most U.S. textiles companies to reduce inventories in 2000, low inventory turnover remains an industry-wide drain on capital and profitability, both for manufacturers and for retailers. However, supply chain management expertise, for larger companies like Springs and WestPoint Stevens that are able to leverage their scale to develop a comparative advantage, should create the opportunity to improve margins and returns on capital and to develop stronger, interdependent relationships with their key retail accounts.

CLOSE-OUT LOSSES

The channels through which close-out and off-quality merchandise was historically disposed have become a significant source of losses for home textiles manufacturers. Largely due to growth in imports made especially for those channels, U.S. manufacturers will likely incur significant losses in disposing of close-out and off-quality merchandise going forward. As a result, there will be an increasing focus on minimizing manufacturing defects and shortening the lag between production and retail sale.

CHARGE-BACKS

With few exceptions, home textiles retailers in 2000 became significantly more aggressive about charging their suppliers for any and all packaging and shipping errors and manufacturing defects -- often at punitive rates. Certain retailers (Kmart, for example) have come to view such efforts as a source of margin improvement. This trend is expected to continue, as competitive pressures in the retail industry are not expected to abate anytime soon.

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Springs' Competitive Position


- SPRINGS HAS ACHIEVED CONSIDERABLE SUCCESS AT WAL*MART AND THROUGH ITS AGGRESSIVENESS IS PUSHING THE BED-IN-A-BAG LINE ACROSS A BROAD RANGE OF ACCOUNTS

- SPRINGS' PORTFOLIO WEAKNESS IS IN TOWELS. IT RANKS WELL BEHIND WESTPOINT STEVENS AND PILLOWTEX AND ITS PROFITABILITY IS SIGNIFICANTLY BELOW SATISFACTORY LEVELS

                                    SPRINGS

                                  [BAR CHART]

                          1996       1997         1998         1999         2000
Revenues                $2,243     $2,226       $2,181       $2,220       $2,275
EBITDA Margin               9%        10%           9%          11%          11%


BREADTH OF PRODUCTS

Springs has perhaps the broadest product offering in the home textiles industry. For example, the company ranks second in sheets and pillowcases behind WestPoint Stevens, first in comforters and bedspreads, fourth in pillows behind Pillowtex, third in towels (but well behind WestPoint Stevens and Pillowtex), second in bath and area rugs and first in shower curtains. Generally, WestPoint Stevens has a more limited product offering, tending to focus primarily on markets in which it ranks first or second. Most other competitors lack the scale required to compete against Springs across its product spectrum.

STABLE REVENUES

As the table above indicates, Springs' revenues have been fairly stagnant in recent history. However, even though revenue growth was low in 2000, "low growth" was much better than the loss of revenue at WestPoint Stevens and Pillowtex. Until this year, WestPoint Stevens has had better overall revenue growth than Springs. Pillowtex tripled its size with the Fieldcrest Cannon acquisition in 1997 but has suffered considerably over the last 12-18 months. Dan River is the only major competitor that has experienced substantial growth, fueled in part by its early entry into the fast-growing Bed-in-a-Bag market and its acquisition of Bibb.

LOW BUT IMPROVING MARGINS

Owing in part to the complexity of its operations, Springs' operating margins have lagged those of each of its major competitors . However, Springs has managed gradual improvement and expects that trend to continue.

LOW FINANCIAL LEVERAGE

Springs has much greater financial strength than any of its major competitors -- Pillowtex is in Chapter XI, and WestPoint Stevens and Dan River are very highly leveraged. Springs' could take on considerable debt before its leverage threatened to limit its flexibility or interfere with the implementation of its business strategy, which is clearly the case with its competitors.

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Each of Springs' Major Competitors Has Been Weakened by Difficult Conditions in Home Textiles Markets

- REPORTED MARGINS FOR WESTPOINT STEVENS ARE PROBABLY OVERSTATED, AS THEY DO NOT REFLECT LARGE WRITE-OFFS AND RESTRUCTURING CHARGES. IF THE 1998 AND 2000 WRITE-OFFS AND CHARGES WERE AMORTIZED OVER FIVE YEARS, THE MARGINS IN 1998, 1999 AND 2000 WOULD BE 17.9%, 18.2% AND 15.3%,
         RESPECTIVELY.

                               WESTPOINT STEVENS

                                  [BAR CHART]

                             1996      1997        1998        1999        2000
Revenues                   $1,724    $1,658      $1,779      $1,883      $1,815
EBITDA Margin                  16%       18%         19%         19%         17%

WESTPOINT STEVENS (WXS)

Historically the best operator with the most modern facilities among U.S. home textiles manufacturers, WestPoint acts largely as a contract manufacturer for brands such as Ralph Lauren and Martha Stewart. WestPoint Stevens has obtained some success with Target by moving the Martex brand there in response to Springs giving the Springmaid label to Wal*Mart. WestPoint has been perhaps hardest hit by the recent economic slowdown, with fourth quarter 2000 revenues down 14% from the prior year -- though its margins remain the best in the industry. EBITDA for 2000 was $310 million, 12% lower than in 1999, leaving the company highly leveraged with a debt-to-EBITDA ratio of approximately 5.3x.

-        FULL 2000 RESULTS FOR DAN RIVER HAVE NOT BEEN MADE AVAILABLE

                                   DAN RIVER

                                  [BAR CHART]

                          1996     1997       1998       1999        2000 (1)
Revenues                  $380     $476       $517       $629         $647
EBITDA Margin               12%      15%        15%        15%          15%

DAN RIVER (DRF)

Dan River is the market leader in Bed-in-a-Bag ensembles and is the fourth largest U.S. producer of sheets and pillowcase. Dan River does not market towels, however, and generally lacks the breadth of products offered by Springs, WestPoint and Pillowtex. Revenue growth has been strong, and Dan River's historical margins are between that of Springs at the low end and WestPoint Stevens at the high end, though they were likely hit in 2000, especially in the fourth quarter, by the need to reduce inventory.

- DATA FOR PILLOWTEX IN 1996 IS NOT AVAILABLE ON A COMPARABLE BASIS TO INCLUDE THE 1997 ACQUISITION OF FIELDCREST CANNON. 2000 RESULTS FOR PILLOWTEX HAVE NOT BEEN MADE AVAILABLE


                                    PILLOWTEX

                                   [BAR CHART]

                       1996        1997          1998        1999      2000 (1)
Revenues                         $1,785        $1,510      $1,552      $1,450
EBITDA Margin                         8%           13%          8%          7%

PILLOWTEX (PTEXQ)

Pillowtex is the second largest manufacturer of towels and the largest producer of pillows in the United States. Pillowtex has the strongest brands in the home textiles business -- Royal Velvet, Charisma and Fieldcrest-Cannon. Unable to integrate successfully the operations of Fieldcrest Cannon, acquired in 1997, Pillowtex's EBITDA margins fell from 13.0% in 1998 to 7.9% in 1999 on sales of $1.6 billion and $1.5 billion, respectively -- levels insufficient to support the acquisition financing. Pillowtex filed for Chapter 11 bankruptcy protection in December 2000 and is generally expected to take quite some timestabilizing its operations before it emerges from bankruptcy. Further erosion in the company's competitive position is expected as it reorganizes, which could continue to destabilize competitive conditions in the home textiles industry.

(1) LTM through 9/30/00

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Projected Results

KEY MANAGEMENT PRIORITIES:

- MATERIALLY IMPROVE QUALITY AND DEPTH OF MANAGEMENT IN OPERATIONS AND MANUFACTURING

-        FIX TOWEL PROFITABILITY

-        INVEST IN SUPPLY CHAIN MANAGEMENT EFFICIENCY

-        EXPAND FOREIGN SOURCING CAPABILITY

SPRINGS MANAGEMENT SEES MEANINGFUL UPSIDE POTENTIAL IN THE BUSINESS BUT HAS HAD TO CONSISTENTLY SCALE BACK ITS ASSESSMENT OF THAT POTENTIAL SUBSTANTIALLY OWING TO A MUCH MORE COMPETITIVE ENVIRONMENT

                             PROFIT FROM OPERATIONS

                                  ($ millions)

                                   [BAR CHART]

                    1998    1999    2000    2001    2002    2003    2004    2005
1998 Plan           $120    $183    $245    $305
1999 Plan           $106    $134    $180    $224    $290    $330
2000 Plan                           $149    $177    $210    $257    $275    $297
Revised 2000 Plan                   $142    $152    $180    $224    $235    $248

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Historical and Projected Revenues and Profit from Operations

- FOR MODELING PURPOSES, WE HAVE DEVELOPED A DOWNSIDE CASE TO TEST RETURNS AND LEVERAGE AT LOWER LEVELS OF PERFORMANCE

                                    REVENUES
                                  ($ MILLIONS)

                                   [BAR CHART]

                  1998    1999   2000A   2001P   2002P   2003P   2004P   2005P
Base Case (1)   $2,181  $2,220  $2,275  $2,323  $2,477  $2,638  $2,766  $2,902*
Downside Case                           $2,265  $2,321  $2,388  $2,447  $2,513**

*  `00-'05 CAGR = 5.0%

** `00-'05 CAGR = 2.0%


                             PROFIT FROM OPERATIONS
                                  ($ MILLIONS)

                                   [BAR CHART]

                   1998             1999          2000A         2001P         2002P         2003P         2004P        2005P
Base Case (1)      $106 (4.9%)   $134 (6.0%)   $146 (6.4%)   $152 (6.5%)   $180 (7.3%)   $224 (8.3%)   $235 (8.3%)  $248 (8.4%)
Downside Case                                                $139 (6.1%)   $145 (6.3%)   $156 (6.5%)   $159 (6.5%)  $165 (6.6%)


                                2000 EBIT MARGINS

                                   [BAR CHART]

Springs                  6.4%
Dan River                7.9%
Mohawk                   9.7%
WestPoint Stevens       12.6%


                            DEBT TO EBITDA MULTIPLES

                 1998    1999    2000A   2001P    2002P    2003P    2004P   2005P
Base Case        1.4x    1.4x    1.3x    0.9x     0.6x     0.3x     0.0x    0.0x
Downside Case    1.4x    1.4x    1.3x    1.0x     0.7x     0.4x     0.2x    0.0x


(1) The Base Case is consistent with the company's Revised 2000 Plan

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Section 3 -- Valuation Perspectives

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Historical Stock Price and Premium Analysis


                          TWO-YEAR STOCK PRICE HISTORY

                                  [LINE GRAPH]

               1-Jan-99                         $   41
               8-Jan-99                         $   40
              15-Jan-99                         $   41
              22-Jan-99                         $   40
              29-Jan-99                         $   42
               5-Feb-99                         $   38
              12-Feb-99                         $   37
              19-Feb-99                         $   35
              26-Feb-99                         $   33
               5-Mar-99                         $   32
              12-Mar-99                         $   32
              19-Mar-99                         $   32
              26-Mar-99                         $   29
               2-Apr-99                         $   28
               9-Apr-99                         $   29
              16-Apr-99                         $   30
              23-Apr-99                         $   36
              30-Apr-99                         $   37
               7-May-99                         $   41
              14-May-99                         $   42
              21-May-99                         $   44
              28-May-99                         $   40
               4-Jun-99                         $   42
              11-Jun-99                         $   38
              18-Jun-99                         $   38
              25-Jun-99                         $   40
               2-Jul-99                         $   43
               9-Jul-99                         $   42
              16-Jul-99                         $   41
              23-Jul-99                         $   41
              30-Jul-99                         $   40
               6-Aug-99                         $   40
              13-Aug-99                         $   40
              20-Aug-99                         $   39
              27-Aug-99                         $   38
               3-Sep-99                         $   39
              10-Sep-99                         $   39
              17-Sep-99                         $   36
              24-Sep-99                         $   34
               1-Oct-99                         $   34
               8-Oct-99                         $   34
              15-Oct-99                         $   33
              22-Oct-99                         $   39
              29-Oct-99                         $   40
               5-Nov-99                         $   42
              12-Nov-99                         $   42
              19-Nov-99                         $   41
              26-Nov-99                         $   40
               3-Dec-99                         $   40
              10-Dec-99                         $   39
              17-Dec-99                         $   38
              24-Dec-99                         $   39
              31-Dec-99                         $   40
               7-Jan-00                         $   39
              14-Jan-00                         $   40
              21-Jan-00                         $   38
              28-Jan-00                         $   37
               4-Feb-00                         $   38
              11-Feb-00                         $   39
              18-Feb-00                         $   39
              25-Feb-00                         $   34
               3-Mar-00                         $   37
              10-Mar-00                         $   37
              17-Mar-00                         $   38
              24-Mar-00                         $   38
              31-Mar-00                         $   38
               7-Apr-00                         $   39
              14-Apr-00                         $   38
              21-Apr-00                         $   42
              28-Apr-00                         $   41
               5-May-00                         $   47
              12-May-00                         $   48
              19-May-00                         $   47
              26-May-00                         $   47
               2-Jun-00                         $   42
               9-Jun-00                         $   40
              16-Jun-00                         $   40
              23-Jun-00                         $   34
              30-Jun-00                         $   32
               7-Jul-00                         $   32
              14-Jul-00                         $   32
              21-Jul-00                         $   34
              28-Jul-00                         $   32
               4-Aug-00                         $   32
              11-Aug-00                         $   32
              18-Aug-00                         $   31
              25-Aug-00                         $   31
               1-Sep-00                         $   30
               8-Sep-00                         $   31
              15-Sep-00                         $   29
              22-Sep-00                         $   28
              29-Sep-00                         $   28
               6-Oct-00                         $   27
              13-Oct-00                         $   25
              20-Oct-00                         $   23
              27-Oct-00                         $   23
               3-Nov-00                         $   24
              10-Nov-00                         $   26
              17-Nov-00                         $   27
              24-Nov-00                         $   28
               1-Dec-00                         $   28
               8-Dec-00                         $   24
              15-Dec-00                         $   28
              22-Dec-00                         $   30
              29-Dec-00                         $   32
               5-Jan-01                         $   31
              12-Jan-01                         $   32
              19-Jan-01                         $   33
              26-Jan-01                         $   34
               2-Feb-01                         $   36
                 2/9/01                          36.28


                          ONE-YEAR STOCK PRICE HISTORY

                                  [LINE GRAPH]

                      1/7/00                   $    39
                     1/14/00                   $    40
                     1/21/00                   $    38
                     1/28/00                   $    37
                      2/4/00                   $    38
                     2/11/00                   $    39
                     2/18/00                   $    39
                     2/25/00                   $    34
                      3/3/00                   $    37
                     3/10/00                   $    37
                     3/17/00                   $    38
                     3/24/00                   $    38
                     3/31/00                   $    38
                      4/7/00                   $    39
                     4/14/00                   $    38
                     4/21/00                   $    42
                     4/28/00                   $    41
                      5/5/00                   $    47
                     5/12/00                   $    48
                     5/19/00                   $    47
                     5/26/00                   $    47
                      6/2/00                   $    42
                      6/9/00                   $    40
                     6/16/00                   $    40
                     6/23/00                   $    34
                     6/30/00                   $    32
                      7/7/00                   $    32
                     7/14/00                   $    32
                     7/21/00                   $    34
                     7/28/00                   $    32
                      8/4/00                   $    32
                     8/11/00                   $    32
                     8/18/00                   $    31
                     8/25/00                   $    31
                      9/1/00                   $    30
                      9/8/00                   $    31
                     9/15/00                   $    29
                     9/22/00                   $    28
                     9/29/00                   $    28
                     10/6/00                   $    27
                    10/13/00                   $    25
                    10/20/00                   $    23
                    10/27/00                   $    23
                     11/3/00                   $    24
                    11/10/00                   $    26
                    11/17/00                   $    27
                    11/24/00                   $    28
                     12/1/00                   $    28
                     12/8/00                   $    24
                    12/15/00                   $    28
                    12/22/00                   $    30
                    12/29/00                   $    32
                      1/5/01                   $    31
                     1/12/01                   $    32
                     1/19/01                   $    33
                     1/26/01                   $    34
                      2/2/01                   $    36
                      2/9/01                     36.28




                        PREMIA TO AVERAGE STOCK PRICES
--------------------------------------------------------------------------------
                                           PREMIUM TO AVERAGE STOCK PRICE
                                              AT SELECTED RECAP PRICES
                        AVERAGE      -------------------------------------------
TIME PERIOD             PRICE        $   40     $   42     $   44      $     46
--------------------------------------------------------------------------------
At 2/9/01               $ 36.28          10%        16%        21%           27%

One Month                 33.31          20%        26%        32%           38%

Three Months              29.57          35%        42%        49%           56%

Six Months                28.97          38%        45%        52%           59%

One Year                  34.06          17%        23%        29%           35%


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.


Historical Stock Performance

- WHILE UNDER-PERFORMING THE S&P 500 IN THE MOST RECENT ONE- AND TWO-YEAR PERIODS, SPRINGS' STOCK HAS OUTPERFORMED THOSE OF DAN RIVER AND WESTPOINT STEVENS DURING ALL PERIODS PRESENTED

- SPRINGS HAS OUTPERFORMED THE S&P 500 DURING THE LAST THREE- AND SIX-MONTH PERIODS

                     THREE-MONTH RELATIVE STOCK PRICE GRAPH

                                  [LINE GRAPH]

                 SPX             SMI         DRF         WXS             MHK
   11/1/00
   11/2/00   100.4995708     101.0638298      105    101.7391304     100.2898551
   11/3/00   100.3848806     101.0638298      105    100.8695652     100.5797101
   11/6/00   100.7718721     105.5851064    107.5    100.8695652     100.8695652
   11/7/00   100.7493562     107.9787234      110    102.6086957     99.13043478
   11/8/00   99.15987673     113.2978723      105    100.8695652     98.26086957
   11/9/00   98.51676728      110.106383      105            100     95.94202899
  11/10/00   96.11319852     108.7765957      100    101.7391304     95.07246377
  11/13/00   95.07746865     111.9680851      100    98.26086957     97.10144928
  11/14/00   97.30724307           112.5       90    105.2173913     99.13043478
  11/15/00   97.78992696     111.4361702     87.5    102.6086957     98.55072464
  11/16/00   96.55929413     109.5744681       85    102.6086957     100.2898551
  11/17/00   96.23562854     114.0957447     77.5    99.13043478     101.7391304
  11/20/00   94.46954025     114.6276596     87.5    93.04347826     103.7681159
  11/21/00   94.80235291     116.7553191     82.5    89.56521739     103.4782609
  11/22/00   93.04400445     115.4255319     87.5    86.08695652     102.3188406
  11/24/00   94.40973248     118.6170213     87.5    87.82608696     103.1884058
  11/27/00   94.91633948     119.4148936       85    95.65217391     107.5362319
  11/28/00   94.01007585     118.3510638       85    92.17391304     106.3768116
  11/29/00   94.41958318     118.3510638     82.5    90.43478261     110.4347826
  11/30/00   92.52262141     115.9574468       85    88.69565217     109.8550725
   12/1/00   92.54232279     118.3510638     87.5    87.82608696     114.4927536
   12/4/00   93.22764948     118.6170213       86    83.47826087      111.884058
   12/5/00   96.85622212      120.212766     89.6     85.9826087     116.8115942
   12/6/00   95.09154107     110.6382979     87.6    92.10434783      115.942029
   12/7/00   94.53497699     101.8617021       92    90.15652174     116.8115942
   12/8/00   96.38831427     103.4574468       90    90.99130435     119.1304348
  12/11/00   97.11374734      114.893617     91.6    88.20869565     120.8695652
  12/12/00   96.47908135     122.3404255       90    90.57391304     117.3913043
  12/13/00   95.69172964     124.2021277     93.2    91.82608696     113.6231884
  12/14/00   94.35062833     119.1489362     90.4    92.66086957     114.2028986
  12/15/00   92.32560758      117.287234       92    90.57391304     115.6521739
  12/18/00   93.07074204     119.6808511       90     86.8173913     115.6521739
  12/19/00   91.86473593     122.3404255     87.2    87.93043478     114.4927536
  12/20/00   88.98974121     120.7446809       86    87.51304348     111.3043478
  12/21/00   89.70180549     119.6808511       86    83.47826087     112.4637681
  12/22/00    91.8907699     128.4574468       86    85.70434783     117.3913043
  12/26/00   92.53950831     127.9255319     84.4    90.85217391     116.8115942
  12/27/00   93.50557971     132.4468085       88    99.47826087     128.4057971
  12/28/00   93.87849875     134.5744681     92.4    104.2086957     134.4927536
  12/29/00   92.89765131     138.0319149     88.8    104.2086957     126.9565217
    1/2/01   90.29355061     131.6489362     93.6    110.4695652     126.3768116
    1/3/01   94.81712895     135.3723404       96    125.2173913      132.173913
    1/4/01   93.81658012     135.9042553     99.6     123.826087     137.1014493
    1/5/01   91.35461083     130.3191489      100    120.9043478     137.1014493
    1/8/01   91.17940924     135.9042553     99.6    117.9826087     142.6086957
    1/9/01   91.52699793     134.3085106     99.2    114.7826087     141.4492754
   1/10/01   92.40441311     135.6382979      100    114.9217391     139.1304348
   1/11/01   93.35781934     136.4361702     98.8     116.173913     139.1304348
   1/12/01   92.75974163     135.9042553     99.2    116.5913043     143.1884058
   1/16/01   93.34585778           137.5      100          118.4     146.3768116
   1/17/01   93.54427886     140.9574468      100    126.0521739     143.7681159
   1/18/01    94.8459774     141.7553191      100    135.6521739     143.7681159
   1/19/01   94.46461491     141.2234043      100    134.2608696     139.1304348
   1/22/01   94.48924164     136.9680851      104    126.0521739     141.1594203
   1/23/01   95.72057809     146.8085106    119.6            128      144.057971
   1/24/01   95.99499022     142.8191489    125.6    127.3043478             140
   1/25/01   95.51723167     145.4787234    128.4    127.3043478     143.1884058
   1/26/01   95.33710474     144.1489362      128    125.3565217             140
   1/29/01   95.98584315     145.2765957    129.2    128.6956522     143.0724638
   1/30/01   96.65850467     145.3191489      128          121.6     142.2376812
   1/31/01   96.11530938     150.5531915    120.4     125.773913     146.0869565
    2/1/01   96.64021052     149.7021277    124.8    127.3043478     149.3333333
    2/2/01   94.95152052     153.1914894      124    123.6869565     148.1275362
    2/5/01   95.29207301     154.6808511      112     122.573913     147.8956522
    2/6/01   95.14783074     156.1276596    111.2    124.9391304     148.2666667
    2/7/01   94.34781385     158.4255319      114    122.0173913     145.9478261

                      SIX-MONTH RELATIVE STOCK PRICE GRAPH

                                  [LINE GRAPH]

                 SPX          SMI           DRF            WXS           MHK
    8/1/00
    8/2/00   100.0417217  101.1811024   101.4492754    101.0416667   99.30555556
    8/3/00   101.0054934  100.3937008   98.55072464    101.0416667   97.68518519
    8/4/00   101.7265837  99.40944882   98.55072464    102.0833333   99.30555556
    8/7/00   102.8662819  101.3779528   97.10144928    102.0833333   100.9259259
    8/8/00   103.1082679  100.5905512   98.55072464    100.5208333   101.3888889
    8/9/00   102.4177735  99.80314961   98.55072464    104.1666667           100
   8/10/00   101.5402267          100   95.65217391    102.0833333   96.99074074
   8/11/00   102.3461512  100.1968504   95.65217391    106.7708333   99.53703704
   8/14/00   103.7174049  101.1811024   98.55072464    110.4166667   99.53703704
   8/15/00   103.2216118  98.62204724           100          112.5   98.61111111
   8/16/00   102.9031361  98.03149606   105.7971014       117.1875   98.37962963
   8/17/00   104.0310131  99.40944882   105.7971014       117.1875    96.2962963
   8/18/00   103.7285307  99.01574803   111.5942029    116.1458333   95.60185185
   8/21/00   104.2681316  97.63779528   113.0434783    111.9791667   95.60185185
   8/22/00   104.1742577          100   110.1449275          112.5    97.4537037
   8/23/00   104.7194215  98.81889764   108.6956522          112.5         93.75
   8/24/00   104.8821362  99.40944882   108.6956522    113.0208333   94.21296296
   8/25/00   104.7527988  98.62204724   108.6956522    113.0208333   92.36111111
   8/28/00   105.2840554   96.8503937   104.3478261    111.4583333   88.88888889
   8/29/00   104.9885265  94.48818898   107.2463768          112.5   90.74074074
   8/30/00   104.4843891  94.68503937   104.3478261    113.0208333   88.42592593
   8/31/00   105.5336903  94.15622047   102.8985507       117.1875   87.96296296
    9/1/00   105.7485571   93.8976378   102.8985507        115.625   89.81481481
    9/5/00   104.7966066  93.50393701   102.8985507    114.5833333   86.80555556
    9/6/00   103.7653849  98.42519685   101.4492754       117.1875   98.14814815
    9/7/00   104.4788262  98.42519685   102.8985507         118.75   100.2314815
    9/8/00   103.9218413  98.03149606   101.4492754    117.7083333   95.83333333
   9/11/00   103.5574717  94.68503937   101.4492754    116.6666667   94.21296296
   9/12/00   103.0519435  93.30708661   101.4492754    116.6666667   95.13888889
   9/13/00   103.2549892  91.92913386           100    118.2291667   90.97222222
   9/14/00    102.974063  92.71653543           100         118.75   88.65740741
   9/15/00   101.9268479  90.94488189   102.8985507    116.6666667   86.34259259
   9/18/00    100.445727  90.15748031           100          112.5   82.87037037
   9/19/00    101.515889  91.14173228   102.8985507    111.4583333   81.94444444
   9/20/00   100.9206592  88.77952756   101.4492754       114.0625   80.09259259
   9/21/00   100.7614213  87.79527559   101.4492754    111.9791667    78.7037037
   9/22/00   100.7384744  86.61417323   98.55072464       110.9375   81.48148148
   9/25/00   100.0646687  86.22047244   98.55072464        109.375   83.10185185
   9/26/00   99.24275085  85.43307087           100    100.5208333   81.48148148
   9/27/00   99.19824769  85.62992126           100            100   81.01851852
   9/28/00   101.4039357  86.61417323   95.65217391    97.39583333   84.25925926
   9/29/00   99.88943745  88.77952756           100    102.0833333   80.78703704
   10/2/00   99.86996732  87.79527559   95.65217391        95.3125   79.62962963
   10/3/00   99.19059871  89.37007874   97.10144928    93.22916667   78.93518519
   10/4/00   99.73715319   90.7480315   95.65217391         96.875   79.62962963
   10/5/00   99.87344413  91.14173228   97.10144928        95.3125   81.71296296
   10/6/00    97.9758014  85.43307087   94.20289855    92.70833333   81.94444444
   10/9/00    97.4918295  85.23622047   94.20289855    88.54166667   80.32407407
  10/10/00   96.44809123  84.84251969   94.20289855    73.95833333   78.47222222
  10/11/00   94.88839441  82.08661417   91.30434783    72.39583333   73.14814815
  10/12/00   92.46783951  80.70866142   69.56521739         71.875   71.52777778
  10/13/00   95.55455114  80.11811024   69.56521739    71.35416667   72.22222222
  10/16/00   95.58584243  79.92125984   63.76811594          68.75   73.14814815
  10/17/00   93.87177526  77.36220472   60.86956522    63.54166667   71.06481481
  10/18/00    93.3266115  75.78740157   59.42028986    63.54166667   71.52777778
  10/19/00   96.56908421  75.39370079   60.86956522        64.0625   74.53703704
  10/20/00   97.13719491  72.44094488   63.76811594           62.5   74.53703704
  10/23/00   97.05722829  71.25984252   63.76811594    58.85416667    72.4537037
  10/24/00   97.22063834  71.65354331   60.86956522    59.89583333    72.4537037
  10/25/00   94.90995063  72.04724409   57.97101449    58.85416667   71.99074074
  10/26/00   94.87796398  71.65354331   62.31884058         59.375            75
  10/27/00   95.93074195  72.44094488   57.97101449    61.45833333   74.76851852
  10/30/00   97.25749252  73.81889764   55.07246377    61.45833333   78.47222222
  10/31/00   99.39503512  74.21259843   56.52173913    59.89583333   80.78703704
   11/1/00   98.82622905  74.01574803   57.97101449    59.89583333   79.86111111
   11/2/00   99.31993603  74.80314961   60.86956522        60.9375   80.09259259
   11/3/00   99.20659203  74.80314961   60.86956522    60.41666667   80.32407407
   11/6/00    99.5890411   78.1496063   62.31884058    60.41666667   80.55555556
   11/7/00   99.56678951  79.92125984   63.76811594    61.45833333   79.16666667
   11/8/00    97.9959669  83.85826772   60.86956522    60.41666667   78.47222222
   11/9/00   97.36040609  81.49606299   60.86956522    59.89583333   76.62037037
  11/10/00   94.98504972  80.51181102   57.97101449        60.9375   75.92592593
  11/13/00   93.96147695  82.87401575   57.97101449    58.85416667    77.5462963
  11/14/00   96.16507892  83.26771654   52.17391304    63.02083333   79.16666667
  11/15/00   96.64209721  82.48031496   50.72463768    61.45833333    78.7037037
  11/16/00   95.42590919   81.1023622   49.27536232    61.45833333   80.09259259
  11/17/00    95.1060427   84.4488189   44.92753623         59.375         81.25
  11/20/00   93.36068424  84.84251969   50.72463768    55.72916667   82.87037037
  11/21/00   93.68959043  86.41732283   47.82608696    53.64583333   82.63888889
  11/22/00   91.95188095  85.43307087   50.72463768        51.5625   81.71296296
  11/24/00   93.30157847  87.79527559   50.72463768    52.60416667   82.40740741
  11/27/00   93.80223907  88.38582677   49.27536232    57.29166667   85.87962963
  11/28/00   92.90661289   87.5984252   49.27536232    55.20833333    84.9537037
  11/29/00   93.31131354   87.5984252   47.82608696    54.16666667   88.19444444
  11/30/00   91.43661776  85.82677165   49.27536232         53.125   87.73148148
   12/1/00   91.45608789   87.5984252   50.72463768    52.60416667   91.43518519
   12/4/00   92.13337042  87.79527559   49.85507246             50   89.35185185
   12/5/00   95.71935192  88.97637795   51.94202899           51.5   93.28703704
   12/6/00   93.97538419  81.88976378    50.7826087    55.16666667   92.59259259
   12/7/00    93.4253529  75.39370079   53.33333333             54   93.28703704
   12/8/00   95.25693624  76.57480315   52.17391304           54.5   95.13888889
  12/11/00   95.97385439  85.03937008   53.10144928    52.83333333   96.52777778
  12/12/00   95.34663793   90.5511811   52.17391304          54.25         93.75
  12/13/00   94.56852792  91.92913386   54.02898551             55   90.74074074
  12/14/00   93.24316807  88.18897638    52.4057971           55.5    91.2037037
  12/15/00   91.24191642  86.81102362   53.33333333          54.25   92.36111111
  12/18/00   91.97830471  88.58267717   52.17391304             52   92.36111111
  12/19/00   90.78645435   90.5511811   50.55072464    52.66666667   91.43518519
  12/20/00   87.94520548  89.37007874   49.85507246    52.41666667   88.88888889
  12/21/00   88.64891176  88.58267717   49.85507246             50   89.81481481
  12/22/00   90.81218274  95.07874016   49.85507246    51.33333333         93.75
  12/26/00   91.45330645  94.68503937   48.92753623    54.41666667   93.28703704
  12/27/00   92.40803838  98.03149606   51.01449275    59.58333333   102.5462963
  12/28/00   92.77658021  99.60629921   53.56521739    62.41666667   107.4074074
  12/29/00   91.80724567  102.1653543   51.47826087    62.41666667   101.3888889
    1/2/01   89.23371115  97.44094488   54.26086957    66.16666667   100.9259259
    1/3/01   93.70419303  100.1968504   55.65217391             75   105.5555556
    1/4/01   92.71538836  100.5905512   57.73913043    74.16666667   109.4907407
    1/5/01   90.28231695  96.45669291   57.97101449    72.41666667   109.4907407
    1/8/01   90.10917182  100.5905512   57.73913043    70.66666667   113.8888889
    1/9/01   90.45268062  99.40944882   57.50724638          68.75    112.962963
   1/10/01   91.31979695  100.3937008   57.97101449    68.83333333   111.1111111
   1/11/01   92.26201238   100.984252   57.27536232    69.58333333   111.1111111
   1/12/01   91.67095473  100.5905512   57.50724638    69.83333333   114.3518519
   1/16/01   92.25019122  101.7716535   57.97101449    70.91666667   116.8981481
   1/17/01   92.44628329  104.3307087   57.97101449           75.5   114.8148148
   1/18/01   93.73270287  104.9212598   57.97101449          81.25   114.8148148
   1/19/01    93.3558167  104.5275591   57.97101449    80.41666667   111.1111111
   1/22/01   93.38015437  101.3779528   60.28985507           75.5   112.7314815
   1/23/01   94.59703776  108.6614173   69.33333333    76.66666667   115.0462963
   1/24/01   94.86822891  105.7086614    72.8115942          76.25   111.8055556
   1/25/01   94.39607816  107.6771654   74.43478261          76.25   114.3518519
   1/26/01    94.2180655  106.6929134   74.20289855    75.08333333   111.8055556
   1/29/01   94.85918921  107.5275591   74.89855072    77.08333333   114.2592593
   1/30/01   95.52395522  107.5590551   74.20289855    72.83333333   113.5925926
   1/31/01    94.9871358  111.4330709   69.79710145    75.33333333   116.6666667
    2/1/01   95.50587581  110.8031496   72.34782609          76.25   119.2592593
    2/2/01   93.83700716  113.3858268   71.88405797    74.08333333   118.2962963
    2/5/01   94.17356234   114.488189   64.92753623    73.41666667   118.1111111
    2/6/01   94.03101314  115.5590551   64.46376812    74.83333333   118.4074074
    2/7/01   93.24038662  117.2598425   66.08695652    73.08333333   116.5555556

                       ONE-YEAR RELATIVE STOCK PRICE GRAPH

                                  [LINE GRAPH]

                      SPX         SMI         DRF         WXS         MHK
  1/7/00
 1/14/00             101.6       102.6         100        99.3       101.5
 1/21/00               100        97.4        97.5        92.4        96.2
 1/28/00              94.4        95.5        92.5        94.9        93.7
  2/4/00              98.8        97.9         100       100.4        94.7
 2/11/00              96.2       101.6       107.5        80.9        88.6
 2/18/00              93.4       100.2       113.8        95.3        92.6
 2/25/00              92.5        88.7         115          96        87.8
  3/3/00              97.8        96.6       106.3        97.8        87.1
 3/10/00              96.8        95.2         110        93.9        80.5
 3/17/00             101.6        98.1       106.3        94.9        84.3
 3/24/00               106        98.5       107.5        98.9        83.5
 3/31/00               104        98.2       128.8       109.7        90.9
  4/7/00             105.2       101.3       117.5       104.3        90.4
 4/14/00              94.1        98.7       108.8        94.2        89.6
 4/21/00              99.5       107.9       113.8       100.4        95.2
 4/28/00             100.8       106.1       113.8       108.3       100.8
  5/5/00              99.4       122.5       112.5       112.6       101.3
 5/12/00              98.6       124.6       106.3       107.6        99.2
 5/19/00              97.6       120.2         105         104        93.9
 5/26/00              95.6       122.1         100        65.3        92.1
  6/2/00             102.5       109.5        98.8        63.2          98
  6/9/00             101.1       103.1          95        67.1        90.1
 6/16/00             101.6       102.3        97.5        58.1        87.1
 6/23/00               100        87.9         100        51.6          85
 6/30/00             100.9        82.7          95        64.3        88.3
  7/7/00             102.6        82.1          95        68.6        98.2
 7/14/00             104.8        82.9        92.5        68.2       101.3
 7/21/00             102.7          88        96.3        65.7        99.7
 7/28/00              98.5        83.8        93.8        65.7       105.1
  8/4/00             101.5        81.6          85        70.8       108.9
 8/11/00             102.1        82.2        82.5          74       109.1
 8/18/00             103.5        81.3        96.3        80.5       104.8
 8/25/00             104.5        80.9        93.8        78.3       101.3
  9/1/00             105.5        77.1        88.8        80.1        98.5
  9/8/00             103.7        80.5        87.5        81.6       105.1
 9/15/00             101.7        74.6        88.8        80.9        94.7
 9/22/00             100.5        71.1          85        76.9        89.3
 9/29/00              99.7        72.9        86.3        70.8        88.6
 10/6/00              97.7        70.1        81.3        64.3        89.8
10/13/00              95.3        65.8          60        49.5        79.2
10/20/00              96.9        59.5          55        43.3        81.7
10/27/00              95.7        59.5          50        42.6          82
 11/3/00                99        61.4        52.5        41.9        88.1
11/10/00              94.8        66.1          50        42.2        83.2
11/17/00              94.9        69.3        38.8        41.2        89.1
11/24/00              93.1        72.1        43.8        36.5        90.4
 12/1/00              91.2        71.9        43.8        36.5       100.3
 12/8/00                95        62.8          45        37.8       104.3
12/15/00                91        71.2          46        37.6       101.3
12/22/00              90.6          78          43        35.6       102.8
12/29/00              91.6        83.8        44.4        43.3       111.2
  1/5/01              90.1        79.2          50        50.2       120.1
 1/12/01              91.5        82.6        49.6        48.4       125.4
 1/19/01              93.1        85.8          50        55.7       121.8
 1/26/01                94        87.6          64          52       122.6
  2/2/01              93.6        93.1          62        51.4       129.7

                       TWO-YEAR RELATIVE STOCK PRICE GRAPH

                                  [LINE GRAPH]

               SPX           SMI           WXS           DRF            MHK
  1/1/99
  1/8/99   103.7307908   96.68174962    89.5049505   85.63829787   93.61069837
 1/15/99   101.1413649   99.39668175   85.34653465   92.55319149    89.7473997
 1/22/99   99.67133897   96.53092006   86.93069307   92.55319149   88.55869242
 1/29/99   104.1009412   100.7541478   84.25758416   84.04255319   91.53046062
  2/5/99   100.8273472   92.60935143   84.85164356   79.78723404   87.07280832
 2/12/99   100.0732166   88.53695324   86.73267327   79.25531915   84.69539376
 2/19/99   100.8102633   84.76621418   78.21782178   67.55319149   83.50668648
 2/26/99   100.7403008    80.2413273   80.79207921   55.85106383   77.26597325
  3/5/99   103.7617045   78.28054299   81.58415842    58.5106383    75.0371471
 3/12/99   105.3171498    76.6214178   77.22772277   63.29787234   72.51114413
 3/19/99   105.6995029   76.77224736   88.71287129   61.70212766   67.31054978
 3/26/99   104.3580127   70.13574661   91.68316832   61.17021277    61.8127786
  4/2/99   105.2463737   66.36500754   91.18827723   69.68085106   67.75631501
  4/9/99   109.6906193   70.58823529   98.41584158   68.08510638   72.95690936
 4/16/99   107.3029457   73.45399698   109.7029703   72.87234043   74.14561664
 4/23/99   110.3821091   87.93363499   110.0990099   78.19148936   74.59138187
 4/30/99   108.6192169   90.19607843   108.5148515    82.9787234   76.67161961
  5/7/99    109.418091   99.24585219   114.0594059   85.63829787   89.59881129
 5/14/99   108.8323585   100.1508296   114.0594059   84.04255319   81.57503715
 5/21/99   108.2214069   104.9773756   109.7029703   87.23404255   73.69985141
 5/28/99   105.9069499   95.62594268   100.1980198   78.19148936   69.24219911
  6/4/99   108.0147735   101.3574661   96.23762376   82.44680851   76.07726597
 6/11/99   105.2398656     92.760181   95.34669307   82.44680851   73.69985141
 6/18/99   109.2423712   92.15686275   91.48514851   79.78723404   75.48291233
 6/25/99   107.0027578   97.13423831   91.08910891   63.82978723   72.36255572
  7/2/99   113.1781684   103.3182504   93.06930693    67.0212766   71.91679049
  7/9/99   114.1592704   101.6591252   93.46534653   61.70212766   69.83655275
 7/16/99   115.4202224   99.84917044    102.970297   57.44680851   62.85289747
 7/23/99   110.3894308   99.24585219    99.8019802   61.17021277   66.56760773
 7/30/99   108.0936847   95.92760181   86.33663366   57.44680851   66.41901932
  8/6/99   105.7808547   96.83257919   85.34653465   55.31914894   56.90936107
 8/13/99   108.0090789   97.13423831    89.7029703   60.63829787    55.8692422
 8/20/99   108.7355499     95.173454   84.55445545   63.82978723   56.61218425
 8/27/99   109.6841112     92.760181   79.00990099   61.70212766   54.08618128
  9/3/99   110.4138363   93.81598793   72.87128713   60.63829787   54.23476969
 9/10/99   109.9598936   92.91101056   86.33663366    57.9787234   52.45170877
 9/17/99   108.6387413    86.2745098   83.96039604   57.44680851   50.07429421
 9/24/99   103.9154593   81.29713424   79.20792079   54.25531915   47.84546805
 10/1/99   104.3588263   81.74962293   73.26732673   54.78723404   47.25111441
 10/8/99   108.6875524   81.74962293   73.26732673   51.59574468   49.92570579
10/15/99   101.4789746   80.69381599   63.36633663            50   52.74888559
10/22/99    105.891493   93.06184012   61.78217822   48.93617021   53.64041605
10/29/99   110.8767277   96.07843137            60   45.21276596   54.53194651
 11/5/99   111.4705954    102.413273   66.73267327   47.87234043   58.69242199
11/12/99   113.5719109   100.7541478   61.78217822   42.55319149   57.20653789
11/19/99    115.682175   98.19004525    59.6039604   42.55319149   55.27488856
11/26/99   115.2445027   96.22926094   69.30693069   43.61702128   61.66419019
 12/3/99   116.6014497   95.62594268   63.16831683   42.55319149    61.8127786
12/10/99   115.2786704   92.91101056   59.00990099    42.0212766   60.62407132
12/17/99   115.6048909   91.40271493    50.0990099   40.95744681   61.06983655
12/24/99   118.6384973   94.57013575   52.27722772    42.0212766   59.28677563
12/31/99   119.5260448    96.3800905   55.44554455   43.61702128   62.70430906
  1/7/00   117.2660934   93.36349925   54.85148515   42.55319149   58.54383358
 1/14/00   119.1925026   95.77677225   54.45544554   42.55319149   59.43536404
 1/21/00   117.2571447   90.95022624   50.69306931    41.4893617   56.31500743
 1/28/00   110.6513834   89.14027149   52.07920792   39.36170213   54.82912333
  2/4/00   115.8749786   91.40271493   55.04950495   42.55319149   55.42347697
 2/11/00   112.8446263   94.87179487   44.35643564   45.74468085   51.85735513
 2/18/00   109.5067644   93.51432881   52.27722772   48.40425532   54.23476969
 2/25/00   108.4711567   82.80542986   52.67326733   48.93617021    51.4115899
  3/3/00   114.6384322   90.19607843   53.66336634   45.21276596   50.96582467
 3/10/00   113.4913726   88.83861237   51.48514851   46.80851064     47.102526
 3/17/00   119.1371834   91.55354449   52.07920792   45.21276596   49.33135215
 3/24/00   124.2615296   92.00603318   54.25742574   45.74468085   48.88558692
 3/31/00   121.9120913   91.70437406    60.1980198   54.78723404   53.19465082
  4/7/00   123.3577117   94.57013575   57.22772277            50     52.897474
 4/14/00   110.3585171   92.15686275   51.68316832   46.27659574   52.45170877
 4/21/00   116.7023258   100.7541478   55.04950495   48.40425532   55.72065379
 4/28/00   118.1577085   99.09502262   59.40594059   48.40425532   58.98959881
  5/5/00    116.546944   114.3288084   61.78217822   47.87234043   59.28677563
 5/12/00   115.5975692   116.2895928   59.00990099   45.21276596   58.09806835
 5/19/00   114.4578313   112.2171946   57.02970297   44.68085106   54.97771174
 5/26/00   112.1043255   114.0271493   35.84158416   42.55319149   53.93759287
  6/2/00   120.1776722   102.2624434   34.65346535    42.0212766    57.3551263
  6/9/00   118.5254184   96.22926094   36.83168317   40.42553191   52.74888559
 6/16/00   119.1363699    95.5412368   31.88118812    41.4893617   50.96582467
 6/23/00   117.2669069   82.05128205   28.31683168   42.55319149   49.77711738
 6/30/00   118.3342418   77.22473605   35.24752475   40.42553191   51.67167905
  7/7/00   120.3110891    76.6214178   37.62376238   40.42553191   57.50371471
 7/14/00   122.8395012   77.37556561   37.42574257   39.36170213   59.28677563
 7/21/00   120.4160328   82.20211161   36.03960396   40.95744681   58.39524517
 7/28/00   115.5105228   78.28054299   36.03960396   39.89361702   61.51560178
  8/4/00   119.0119018   76.16892911   38.81188119   36.17021277   63.74442793
 8/11/00   119.7367458   76.77224736   40.59405941   35.10638298   63.89301634
 8/18/00   121.3540184   75.86726998   44.15841584   40.95744681   61.36701337
 8/25/00   122.5523295   75.56561086   42.97029703   39.89361702   59.28677563
  9/1/00   123.7172864   71.94570136   43.96039604   37.76595745   57.65230312
  9/8/00   121.5801762   75.11312217   44.75247525   37.23404255   61.51560178
 9/15/00   119.2461948   69.68325792   44.35643564   37.76595745   55.42347697
 9/22/00   117.8558935   66.36500754   42.17821782   36.17021277   52.30312036
 9/29/00   116.8625888   68.02413273   38.81188119   36.70212766   51.85735513
 10/6/00   114.6237889   65.46003017   35.24752475   34.57446809   52.60029718
10/13/00   111.7911213   61.38763198   27.12871287   25.53191489   46.35958395
10/20/00   113.6426869   55.50527903   23.76237624   23.40425532   47.84546805
10/27/00   112.2312342   55.50527903   23.36633663   21.27659574   47.99405646
 11/3/00   116.0637147   57.31523379   22.97029703   22.34042553   51.56017831
11/10/00   111.1248505    61.6892911   23.16831683   21.27659574   48.73699851
11/17/00   111.2664025   64.70588235   22.57425743    16.4893617   52.15453195
11/24/00   109.1553249   67.26998492            20   18.61702128     52.897474
 12/1/00   106.9962497   67.11915535            20   18.61702128   58.69242199
 12/8/00   111.4429358   58.67269985   20.72079208   19.14893617   61.06983655
12/15/00   106.7456863    66.5158371   20.62574257   19.57446809   59.28677563
12/22/00   106.2429326   72.85067873   19.51683168   18.29787234   60.17830609
12/29/00    107.407076   78.28054299   23.73069307   18.89361702   65.08172363
  1/5/01   105.6230323   73.90648567   27.53267327   21.27659574   70.28231798
 1/12/01   107.2476266   77.07390649   26.55049505   21.10638298   73.40267459
 1/19/01   109.2187792   80.09049774   30.57425743   21.27659574   71.32243685
 1/26/01   110.2275408   81.74962293   28.54653465   27.23404255   71.76820208
  2/2/01   109.7817333   86.87782805   28.16633663   26.38297872    75.9346211


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.


Recent Trading Volume Analysis (through 02/09/01)

- THERE HAS BEEN RELATIVELY LITTLE TRADING OF SPRINGS' STOCK ABOVE THE $34 TO $35 DOLLAR RANGE IN THE LAST SIX MONTHS

                THREE MONTH TRADING VOLUME PER STOCK PRICE RANGE

                                  [BAR CHART]

                  Stock Price Range        % of Trading Volume
                  -----------------        -------------------
                       22-23                        7%
                       24-25                       12%
                       26-27                       39%
                       28-29                       12%
                       30-31                       14%
                       32-33                        8%
                       34-35                        3%
                       36-37                        3%
                       38-39                        0%
                       40-41                        0%
                       42-43                        0%
                       44-45                        0%
                       46-47                        0%


                 SIX MONTH TRADING VOLUME PER STOCK PRICE RANGE

                                   [BAR CHART]

                  Stock Price Range        % of Trading Volume
                  -----------------        -------------------
                       22-23                       13%
                       24-25                       11%
                       26-27                       33%
                       28-29                       14%
                       30-31                       19%
                       32-33                        6%
                       34-35                        2%
                       36-37                        2%
                       38-39                        0%
                       40-41                        0%
                       42-43                        0%
                       44-45                        0%
                       46-47                        0%



                          PERIODIC TRADING VOLUME AT OR
                           ABOVE VARIOUS STOCK PRICES
                      -----------------------------------
                      $   40         $   42       $   44
                      -------        -------      -------
One Year                17.9%          13.5%        11.1%

Two Year                23.3%          13.5%         7.6%

                  ONE YEAR TRADING VOLUME PER STOCK PRICE RANGE

                                   [BAR CHART]

                  Stock Price Range        % of Trading Volume
                  -----------------        -------------------
                       22-23                        6%
                       24-25                        5%
                       26-27                       16%
                       28-29                        7%
                       30-31                       14%
                       32-33                       12%
                       34-35                        8%
                       36-37                       10%
                       38-39                        5%
                       40-41                        4%
                       42-43                        2%
                       44-45                        9%
                       46-47                        2%





                  TWO YEAR TRADING VOLUME PER STOCK PRICE RANGE

                                   [BAR CHART]

                  Stock Price Range        % of Trading Volume
                  -----------------        -------------------
                       22-23                        4%
                       24-25                        2%
                       26-27                       11%
                       28-29                        7%
                       30-31                        9%
                       32-33                       11%
                       34-35                        9%
                       36-37                        8%
                       38-39                       16%
                       40-41                       10%
                       42-43                        6%
                       44-45                        1%
                       46-47                        6%
                       48-49                        1%

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Valuation Synopsis




             Public Market
           Trading Parameters                          Discounted Cash
             Relative to (1):                           Flow Valuation
-------------------------------------------      ------------------------------
  Revenues         EBIT            P/E           Base Case        Downside Case
-------------  -------------  -------------      -------------    -------------
$32.33-$44.50  $33.89-$41.62  $35.24-$39.00      $53.31-$71.72    $40.45-$55.00
0.4x - 0.5x    6.5x - 7.5x    9.0x - 10.0x


(1) Does not include premium for change of control

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

EBITDA Multiples and Margins

                         EBITDA MULTIPLES AT VARIOUS STOCK PRICES
                 ----------------------------------------------------------
                 $ 36      $ 38       $ 40       $ 42       $ 44       $ 46
                 ----      ----       ----       ----       ----       ----
2000 EBITDA       3.9       4.0        4.2        4.3        4.5        4.6

2001E EBITDA      3.8       3.9        4.0        4.2        4.3        4.5

- EBITDA MULTIPLES ARE THE MOST COMMONLY REFERENCED VALUATION PARAMETERS ACROSS MANY INDUSTRIES. HOWEVER, THIS INDICATOR IGNORES THE RELATIVE LEVEL OF CAPITAL SPENDING REQUIRED TO SUPPORT THE EBITDA GENERATION. THE NEXT PAGE LOOKS AT EBIT MULTIPLES, WHICH INCLUDE DEPRECIATION AS ONE PROXY OF RELATIVE CAPITAL SPENDING

                         QUARTERLY LTM EBITDA MULTIPLES

                                   [BAR CHART]

                                  SMI                             WXS
1Q98                          6.44                            10.08
2Q98                          6.22                            10.63
3Q98                          5.14                             9.86
4Q98                          5.82                             9.81
1Q99                          4.25                             8.84
2Q99                          5.38                             9.16
3Q99                          4.37                             7.99
4Q99                          4.45                             6.97
1Q00                          4.51                             7.07
2Q00                          3.70                             6.34
3Q00                          3.29                             6.50
4Q00                          3.57                             6.44

                     COMPARATIVE ENTERPRISE VALUE TO EBITDA

                                   [BAR CHART]

                           1999A          2000E         2001P
Springs                     4.2            3.9          3.7
Dan River                   4.8            4.8          4.6
Mohawk                      5.8            5.8          5.9
WestPoint Stevens           5.8            6.6          6.2

              COMPARATIVE COMPOUND ANNUAL GROWTH RATES (1999-2001)

                                   [BAR CHART]

              Springs     Dan River            Mohawk       WestPoint Stevens

Revenues        1.70%         4.20%             0.03%              1.80%
EBITDA          5.30%         1.80%            -0.03%             -3.50%

                            COMPARATIVE EBITDA MARGIN

                                   [BAR CHART]

               Springs          Dan River        Mohawk       WestPoint Stevens
    1999        10.60%            14.70%           1.3%              18.70%
   2000E        11.10%            14.00%          12.3%              17.10%
   2001P        11.40%            14.00%          11.2%              16.80%


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

EBIT Multiples and Margins

                     EBIT MULTIPLES AT VARIOUS STOCK PRICES
--------------------------------------------------------------------------------
                    $  36    $  38     $  40     $  42     $  44        $  46
                    -----    -----     -----     -----     -----        -----
2000 EBIT             6.8      7.0       7.3       7.6       7.8          8.1
2001E EBIT            6.5      6.7       7.0       7.2       7.5          7.7

                          QUARTERLY LTM EBIT MULTIPLES

                                   [BAR CHART]

                                       SMI                             WXS
         1Q98                  10.79                           13.69
         2Q98                  10.91                           14.31
         3Q98                   9.81                           13.15
         4Q98                  11.01                           12.99
         1Q99                   7.93                           11.74
         2Q99                   9.74                           12.14
         3Q99                   7.80                           10.48
         4Q99                   7.73                            9.15
         1Q00                   7.64                            9.21
         2Q00                   6.07                            8.15
         3Q00                   5.44                            8.42
         4Q00                   6.26                            8.71

                 COMPARATIVE ENTERPRISE VALUE TO EBIT MULTIPLES

                                   [BAR CHART]

                            1999A          2000E            2001P
Springs Industries           7.4            6.8             6.5
Dan River                    8.8            8.5             8.3
Mohawk                       7.9            7.3             8.0
WestPoint Stevens            7.7            8.9             8.2

              COMPARATIVE COMPOUND ANNUAL GROWTH RATES (1999-2001)

                                   [BAR CHART]

                                         Revenues              EBIT
Springs                                    1.70%             6.20%
Dan River                                  4.20%             3.30%
Mohawk                                      3.7%             -3.5%
WestPoint Stevens                          1.80%            -3.50%


                            COMPARATIVE EBIT MARGIN

                                   [BAR CHART]

                             1999A             2000A              2001P
Springs                      6.00%             6.40%              6.60%
Dan River                    8.10%             7.90%              7.90%
Mohawk                       9.6%              9.7%               8.3%
WestPoint Stevens           14.20%            12.60%             12.80%


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.
Valuation Relative to Revenues and EPS

                             P/E RATIO AT VARIOUS STOCK PRICES
                 -------------------------------------------------------------
                 $  36     $  38    $   40     $   42     $   44        $   46
                 -----     -----    ------     ------     ------        ------
2000 EPS           9.2       9.7      10.3       10.8       11.3          11.9

2001E EPS          9.2       9.8      10.3       10.8       11.4          11.9

                            COMPARATIVE EBIT MARGIN

                                   [BAR CHART]

                              1999A         2000A           2001P
Springs                       6.00%         6.40%           6.60%
Dan River                     8.10%         7.90%           7.90%
Mohawk                         9.6%          9.7%            8.3%
WestPoint Stevens            14.20%        12.60%          12.80%

                       EPS GROWTH AND NET INCOME MARGINS

                                   [BAR CHART]

                      EPS CAGR 1999-2001        Ave. Net Margins 1999-2000
Springs Industries             0.30%                       3.10%
Dan River                    -10.00%                       1.90%
Mohawk                          2.7%                        4.9%
WestPoint Stevens            -10.30%                       4.30%

                          ENTERPRISE VALUE TO REVENUES

                                   [BAR CHART]

                          1999                2000A                 2001P
Springs                   0.4                  0.4                   0.4
Dan River                 0.7                  0.6                   0.6
Mohawk                    0.7                  0.7                   0.6
WestPoint Stevens         1.1                  1.1                   1.0

                            PRICE TO EARNINGS RATIO

                                   [BAR CHART]

                                 1999              2000E                2001P
Springs                           9.5                9.4                 9.3
Dan River                         4.1                5.6                 5.7
Mohawk                           10.8               10.2                11.1
WestPoint Stevens                 4.2                5.8                 5.9


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Section 4 -- Review of Alternatives

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Summary of Alternatives

STATUS QUO Implementation of the company's existing strategic plan absent a leveraged buyout, material share repurchase, sale of the company or active acquisition program. Both the family and the public shareholders would retain their existing ownership of the company, which would remain public.

SHARE REPURCHASE Share repurchases of various sizes are open to the company to effect from its own balance sheet without new investors. Unlike the recapitalization alternative, the family would neither confront the governance complexities nor enjoy the qualitative capabilities that a new investor would bring. A repurchase program in the $75 million range could likely be effected without any refinancing of the company's existing debt, saving the company the associated fees and expenses of refinancing its entire existing bank facility. Alternatively, a larger repurchase program, in the neighborhood of $150 million, would require the company to refinance its lending agreements.

LEVERAGED RECAP The family takes the company private, either alone or with a new investor, and operates it privately for a period of time (five years on average) prior to an eventual exit through the public markets, through a sale to third party or through some other exit transaction such as another leveraged recap. Financial leverage would increase in either case (with the increase materially greater in the go-it-alone scenario), though the company's low leverage presently would allow it to incur a substantial amount of transaction-related debt and still be underlevered relative to its major competitors. Qualitative considerations dictate whether a go-it-alone strategy is more attractive than bringing in a new equity investor. With a partner, governance complexity increases, but so does the company's market profile and ability to attract and retain key senior executives. The partner would participate actively with senior management in the decision-making framework at the company, bringing its experience and other management capabilities to bear in helping management implement its business strategy.

SALE OF COMPANY The family could put the company up for auction, intending to exit its investment. This method of exit is unlikely to be viable from an economic perspective, however, as there are believed to be no U.S. or foreign buyers willing or reasonably capable of acquiring the company for a total enterprise value in the range currently being considered by Heartland. Moreover, no financial buyers other than Heartland have expressed interest in acquiring even a minority position in Springs at those values. Additionally, this alternative would involve the family ceding total control over the company and its operations as well as the potential upside in value to a third party.

GROWTH THROUGH ACQUISITION There exist a number of acquisition opportunities the company could pursue in lieu of, or in addition to, the alternatives presented above, and the company's low financial leverage make it perhaps the only competitor in the home textiles industry that could implement a sizable acquisition strategy. In terms of acquisition targets, Pillowtex is an obvious candidate whose business complements that of Springs well, but its recent bankruptcy filing and pending reorganization are expected to make any sizeable transaction unlikely in the near-term. Even then a transaction could be complicated and risky given the volatility and weakness in Pillowtex's operations. WestPoint Stevens is also unlikely for antitrust reasons. More likely is a roll-up strategy in which the company acquires smaller, niche players (of which there are many in the industry) to enhance its product offerings or acquire relationships and experience, such as in foreign sourcing.


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

COMPARATIVE SHARE OWNERSHIP


$46 RECAP

Family Shares                        6.24MM
Heartland Shares                     5.44MM
Shares Repurchased                   6.60MM

Family Ownership                     53.4%
Heartland Ownership                  46.6%

Family Value                       $311.9MM
Heartland Value                    $250.0MM

- NUMBERS IN WHITE DENOTE THE PERCENTAGE OF OUTSTANDING SHARES OWNED BY THE FAMILY AS OF THE CLOSING


                 SHARES OUTSTANDING UNDER VARIOUS ALTERNATIVES

                                  [BAR GRAPH]

                                     Rolled        Publicly       Purchased     Repurchased      % Owned by Family
                                 Over by Family      Held       by Heartland    from Public         As of Closing
Status Quo (1)                         7.3           10.6
$75MM Repurchase at $38 (1)            7.3            8.6                             2             40.9%
$150MM Repurchase at $40 (1)           7.3            6.8                           3.8             45.9%
Heartland Recap at $46                 6.2                           5.4            6.6             51.7%
Family LBO at $46                      7.3                             0           10.9             53.4%
                                                                                                     100%


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
& TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

COMPARATIVE LEVERAGE


- THE LEVEL OF DEBT TO EBITDA (CASH FLOW) IS THE MOST COMMONLY USED INDICATOR OF FINANCIAL LEVERAGE. INVESTMENT GRADE CREDITS (BBB) WOULD GENERALLY BE LOW -- APPROXIMATELY 2.75X DEBT TO TRAILING EBITDA

- CURRENT LENDING CONDITIONS MAY PRECLUDE A FAMILY-LED LBO AT DEBT LEVELS AT OR ABOVE 3.0X EBITDA

- GENERALLY, HIGHER LEVERAGE LEVELS ARE AVAILABLE WHEN A WELL-KNOWN FINANCIAL INVESTOR ACTS AS A "SPONSOR" OF A TRANSACTION

- EVEN THOUGH THE LEVERAGE LEVELS CONTEMPLATED ARE SIGNIFICANTLY BELOW THOSE OF ITS THREE PRIMARY COMPETITORS, CUSTOMERS MAY REACT NEGATIVELY TO A HIGHLY-LEVERAGED PLATFORM FOR SPRINGS


                DEBT TO 2000 EBITDA -- PRO FORMA AS OF 12/31/00

                                  [BAR GRAPH]

                                     Family
Dan River                                4
WestPoint Stevens                      5.3
Status Quo                             1.3
$75MM Repurchase at $38                1.6
$150MM Repurchase at $40                 2
HIP Recap at $46                       2.7
HIP Recap at $46 (w/ Growth) (1)       2.7
Family LBO at $46                      3.4


                                 DEBT TO EBITDA
                            (Heartland Recap at $46)

                                  [BAR GRAPH]

                                      Base     Downside
                                      Case       Case
2000PF                                 2.7        2.7
2001P                                  2.3        2.4
2002P                                  1.8        2.1
2003P                                  1.3        1.7
2004P                                    1        1.5
2005P                                  0.6        1.1

(1)  Assumes HIP acquisition strategy is pursued


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
& TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

COMPARATIVE EXPENSES

-  Heartland fees are at the high end of the range for investment firms

   - A 1% transaction fee is common, but normally this is for an investment for approximately 80% of the equity versus half that amount

   -  A $4 million management fee is high; normal fee would be $1-2 million

- To offset these amounts, an annual fee of $3.0 million was negotiated for the benefit of the family.


ONE-TIME TRANSACTION EXPENSES

                                                                       $150MM SHARE        $75MM SHARE
                                Heartland             Family            Repurchase          Repurchase           Status
                               Recap at $46         LBO at $46            at $40              at $38               Quo
                             ---------------     ---------------     ---------------     ---------------     ---------------
Heartland (1%)               $          11.7     $            --     $            --     $            --     $            --

Chase / Banks (2.5%)                    16.9                22.3                12.4                  --                  --

CRT (0.5%)                               5.9                 5.9                 0.8                 0.4                  --

Special Committee Banker                 2.0                 2.0                  --                  --                  --

Legal                                    5.0                 5.0                 0.5                 0.3                  --

                             ---------------     ---------------     ---------------     ---------------     ---------------
TOTAL                        $          41.5     $          35.2     $          13.6     $           0.6     $            --
                             ===============     ===============     ===============     ===============     ===============


ANNUAL MONITORING FEES (Heartland Recap Only)

Heartland                    $           4.0

Family                       $           3.0
                             ---------------
Total                        $           7.0
                             ===============

 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
& TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Comparative Returns

- THE HIGH POINT OF THE RANGE IN EACH COLUMN TO THE RIGHT REPRESENTS AN ASSUMED EXIT MULTIPLE OF 5.0X EBITDA; THE LOWER END OF THE RANGE REPRESENTS AN ASSUMED EBITDA MULTIPLE OF 4.0X

-    THE PERIOD UNTIL EXIT IS ASSUMED TO BE FIVE YEARS

- THE TOP TWO RETURN CHARTS SHOW RELATIVE RETURN LEVELS WHICH ARE GENERALLY EMPLOYED IN DECIDING TO INVEST OR NOT INVEST IN A SITUATION. IN THE CASE OF THE CLOSE FAMILY, THE RETURN LEVELS WOULD INFLUENCE THE DECISION TO KEEP MONEY IN THE COMPANY OR TO TAKE MONEY OUT AT THE PRICE INDICATED.

- THE TWO CHARTS AT THE BOTTOM SHOW THE COMPARATIVE RETURNS ASSUMING THE INVESTOR CHOOSES TO KEEP MONEY IN THE COMPANY AND IS EVALUATING ALTERNATIVE STRATEGIES TO ENHANCE SHAREHOLDER VALUE


                               BASE CASE RETURNS
                                   (Five-Year)

                                  [BAR GRAPH]


Status Quo                             23% - 28%
$75MM Repurchase at $38                23% - 28%
$150MM Repurchase at $40               23% - 28%
HIP Recap at $46                       21% - 28%
HIP Recap at $46 (w/ Growth) (1)       29% - 36%
Family LBO at $46                      26% - 36%

DEBT TO EBITDA MULTIPLE


Status Quo                            1.3x
$75MM Repurchase at $38               1.6x
$150MM Repurchase at $40              2.0x
HIP Recap at $46                      2.7x
HIP Recap at $46 (w/ Growth) (1)      2.7x
Family LBO at $46                     3.4x


                                 BASE CASE RETURNS
              (Five-Year -- Assuming $36 Starting Investment Value)

                                  [BAR GRAPH]


Status Quo                             23% - 28%
$75MM Repurchase at $38                25% - 30%
$150MM Repurchase at $40               26% - 31%
HIP Recap at $46                       27% - 33%
HIP Recap at $46 (w/ Growth) (1)       35% - 43%
Family LBO at $46                      32% - 40%


                             DOWNSIDE CASE RETURNS
                                   (Five-Year)

                                  [BAR GRAPH]


Status Quo                             17% - 22%
$75MM Repurchase at $38                16% - 21%
$150MM Repurchase at $40               16% - 21%
HIP Recap at $46                       12% - 18%
HIP Recap at $46 (w/ Growth) (1)       21% - 29%
Family LBO at $46                      15% -  8%


DEBT TO EBITDA MULTIPLE


Status Quo                            1.3x
$75MM Repurchase at $38               1.6x
$150MM Repurchase at $40              2.0x
HIP Recap at $46                      2.7x
HIP Recap at $46 (w/ Growth) (1)      2.7x
Family LBO at $46                     3.4x

                              DOWNSIDE CASE RETURNS
             (Five-Year -- Assuming $36 Starting Investment Value)

                                  [BAR GRAPH]


Status Quo                             17% - 22%
$75MM Repurchase at $38                18% - 23%
$150MM Repurchase at $40               18% - 23%
HP Recap at $46                        18% - 25%
HP Recap at $46 (w/ Growth) (1)        28% - 36%
Family LBO at $46                      20% - 29%

(1) Assumes HIP acquisition strategy is pursued


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
& TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Net Present Value Per Share


       APPROXIMATE MARKET RATES OF RETURN RELATIVE TO FINANCIAL LEVERAGE

                                  [BAR GRAPH]

       Debt to EBITDA              Expected IRR
        1                          12% - 15%
        1.5                        14% - 16%
        2                          16% - 18%
        2.5                        19% - 21%
        3                          24% - 26%
        3.5                        29% - 31%



                                                    NET PRESENT VALUE PER SHARE AT 4.5X EBITDA
                                   ----------------------------------------------------------------------------
                                                                                             NPV PER SHARE
                                                                                             (adjusted for
                                                                                                relative
                                                 NPV AT 15% RETURN         @ RETURN          financial risk)
                                                ---------------------     PARAMETER       ---------------------
ALTERNATIVE                      LEVERAGE        BASE        DOWNSIDE      REQUIRED        BASE        DOWNSIDE
-----------                      --------        ----        --------      --------        ----        --------
Status Quo                         1.31x        $54.61        $42.38         13.0%        $59.44        $46.08

$75MM Repurchase at $38            1.61x        $58.34        $44.56         15.0%        $58.34        $44.56

$150MM Repurchase at $40           1.95x        $61.82        $46.32         17.0%        $56.87        $42.65

Recap at $46                       2.67x        $65.99        $47.17         21.0%        $51.73        $37.13

Recap at $46 (w/ Growth)           2.67x        $90.41        $69.27         25.0%        $60.40        $41.46

Family LBO at $46                  3.43x        $84.82        $54.82         30.0%        $45.95        $29.70


                                    NPV PER SHARE AT 4.5X EBITDA -- CAPITAL ASSET PRICING MODEL DISCOUNT RATES
                                   ----------------------------------------------------------------------------
Status Quo                                                                   10.4%        $66.69        $51.67

$75MM Repurchase at $38                                                      10.8%        $69.91        $53.30

$150MM Repurchase at $40                                                     13.2%        $66.75        $49.97

Recap at $46                                                                 14.4%        $67.55        $48.26

Recap at $46 (w/ Growth)                                                     14.4%        $92.56        $70.90

Family LBO at $46                                                            18.7%        $72.39        $46.79


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
& TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

Impact of Alternative Strategies on Acquisition Borrowing Capacity

- HEARTLAND HAS TENTATIVELY AGREED TO INVEST APPROXIMATELY $50 MILLION IN ADDITIONAL EQUITY TO SUPPORT ACQUISITIONS

- THE BORROWING CAPACITY WITH THE SPONSORSHIP OF A RECOGNIZED FINANCIAL INVESTOR MAY BE GREATER THAN FOR THE COMPANY ON ITS OWN


              ACQUISITION BORROWING CAPACITY AT DECEMBER 2000 (1)

                                  [BAR GRAPH]

                                                                   Incremental
                                 Base Borrowing   Additional        Borrowing
                                    Capacity      HIP Equity     at 3.5x EBITDA
Status Quo                            856.9
$75MM Repurchase at $38               706.9
$150MM Repurchase at $40              532.1
HIP Recap at $46                      210.4           50               338


              ACQUISITION BORROWING CAPACITY AT DECEMBER 2002 (1)

                                   [BAR GRAPH]

                                                                   Marginal
                                Base Borrowing    Additional       Borrowing
                                   Capacity       HIP Equity    to 3.5x EBITDA
Status Quo                         1,420.40
$75MM Repurchase at $38            1,263.00
$150MM Repurchase at $40           1,079.50
HIP Recap at $46                      498.3           50             499.2


                                   TOTAL DEBT
                     (Recap at $46 With and Without Growth)

                                   [BAR GRAPH]

                                               Heartland
                           Heartland             Recap
                             Recap             at $46 w/
                            at $46              Growth
2000PF                       678.2               678.2
2001P                        594.6                 646
2002P                        551.3               751.9
2003P                        459.1               792.1
2004P                        355.8               858.7
2005P                        215.3               645.4


                                 DEBT TO EBITDA
                     (Recap at $46 With and Without Growth)

                                   [BAR GRAPH]

                                                Heartland
                           Heartland              Recap
                             Recap              at $46 w/
                             at $46               Growth
2000PF                        2.67                 2.67
2001P                         2.26                 2.39
2002P                         1.84                 2.05
2003P                         1.31                 1.62
2004P                         0.96                 1.49
2005P                         0.55                 1.03


(1) The amount of debt that could be incurred in connection with acquisitions while leaving the pro forma ratio of debt to EBITDA at or below 3.0x. The red portion in the Heartland case shows the additional borrowing capacity that might be obtained by extending the borrowing level to 3.5x EBITDA, while the yellow portion represents $50 million of additional equity from Heartland.


 GREENWICH
  CREDIT
 RESEARCH                                                         [SPRINGS LOGO]
& TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

EFFORTS TO ATTRACT ALTERNATE PRIVATE EQUITY INVESTORS HAVE BEEN UNSUCCESSFUL


- Each of these private equity firms was approached regarding the opportunity to invest in Springs on terms similar to Heartland's, but each declined for the reasons mentioned

- * reviewed the opportunity with CRT, but declined the opportunity to meet with management

- * was conflicted in looking at Springs as it was still actively considering an investment in WestPoint Stevens

- * was the only firm that expressed interest in Springs, but it did so at price levels significantly below that offered by Heartland

- * Investment Committee Memorandum, summarizing its opinion of the Springs opportunity, is attached as Appendix C

- * declined to consider investing in Springs unless it could acquire at least 80% of the equity

*

-    M&A advisory and private equity firm founded in 19* and led by *

-    * million private equity fund

-    Close advisory relationships with *

- Conducted intensive due diligence over short time frame in January. * continues to express interest in the company and the sector, but believes that the appropriate value is in the * range (see * Investment
     Committee memorandum attached as Appendix C). Further, in order to achieve mid-30% returns, * would propose levering the company to the 3.0x EBITDA level

* PARTNERS

- Presently has * billion in capital under management, including $2.5 billion in * IV.L.P., has made * investments totalling approximately * billion since 1988

-    * has invested in such companies as *

- After meetings with management and R. Lee, declined to invest based on an unfavorable view of the home textiles industry

*

-    Founded in 19* has * billion in committed capital from *

-    Previously investments include *

- After meetings with management and Credit Research & Trading, declined to invest based on the breadth of initiatives required to deliver the projected performance

*

-    Invested more than * billion in * companies since 1980; presently investing
     * IV.L.P., a * billion private equity fund

-    Previously investments include such companies as *

- After meetings with management and Credit Research & Trading, declined to invest based on an unfavorable view of the home textiles industry


 GREENWICH
  CREDIT
 RESEARCH                                                       [SPRINGS LOGO]
 & TRADING
CONNECTICUT


* Omitted and filed separately with the Commission.

SPRINGS INDUSTRIES INC.

NO STRATEGIC BUYERS ARE POSITIONED TO EFFECT A MAJOR ACQUISITION IN THE HOME TEXTILES INDUSTRY


- None of Springs' U.S. competitors have both the size and financial flexibility necessary to acquire Springs

- WestPoint Stevens and Pillowtex are of sufficient revenue scale to contemplate such a transaction with Springs, but each lacks the financial strength required to do so

-   All other home textiles competitors are essentially niche players

- There are believed to be no foreign or non-industry acquirors looking to enter the U.S. home textiles industry

- Management of Newell, the largest company focused on supplying big box retailers, has categorically stated they are not interested in the home textiles sector

- Mohawk has been rumored to be interested in expanding into this sector, but has yet to surface in any acquisition situation in the sector other than rugs. Mohawk is primarily focused on a well-publicized, strategic move into hard flooring


                   1999 Sales of U.S. Home Textiles Companies
                                  ($ Millions)


                                  [BAR CHART]

                                             Sales
                                             -----
                            Springs          $2,220
                            WestPoint        $1,868
                            Pillowtex        $1,552
                            Mohawk           $  470
                            Dan River        $  432
                            Crown Craft      $  310
                            Burlington       $  300
                            Croscill         $  283
                            PCF              $  230
                            Glenoit          $  222
                            Hollander        $  201
                            Maples           $  160
                            Louisville       $  156
                            Revman           $  141
                            Sunbeam          $  136
                            Keeco            $  132


                                    Equity      P/E       Debt/
                       Revenues      Value     Ratio     EBITDA
                       --------      -----     -----     ------
WestPoint Stevens      $1,815.9    $  433.8     5.9x      5.3x

Mohawk                  3,255.8     1,595.6    11.1x      1.5x

Newell                  6,413.3     7,501.2    12.6x      1.9x

Springs                 2,275.1       650.5     9.3x      1.3x



 GREENWICH
  CREDIT
 RESEARCH                                                       [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

EXIT STRATEGIES


- One advantage of being private is the ability to execute acquisitions which tend to be dilutive to earnings in the first year or two. The strategy for consolidation "plays" is to build a base while private and slow the acquisition pace just before going to the market to realize value


EXIT MECHANISMS

-   IPO

    This is the primary exit alternative for Heartland; Heartland's primary thesis is that it can obtain multiple expansion by building scale in a platform company through the combination of acquisitions and internal growth. That said, the market for consumer-based IPOs has been weak for several years, being crowded out by higher-growth or much larger capitalization situations.

-   SALE

    There does not appear to be any logical industry candidates at this time. This may change over the course of five years, but should not be counted on. (Sale to another financial buyer falls into the category of leveraged recapitalization)

-   LEVERAGED RECAPITALIZATION

    This is a very logical and often-used mechanism to extract value -- borrowing against a strong company and using the proceeds to repurchase shares. This can be done without changing the ownership level. Sometimes this strategy can be pursued with a new equity source, particularly when the amount of funds desired is large relative to the capital structure or when one party seeks to exit.


EXIT TIMING

-   FIRST THREE YEARS

    Both parties have agreed tentatively not to pursue exit alternatives for the first three years

-   IPO

    Can be pursued at the instigation of either party after three years

-   RECAPITALIZATION OR SALE

    Can be pursued at the instigation of either party after the fifth year if the company has not sold at least 20% of the stock into the public market



 GREENWICH
  CREDIT
 RESEARCH                                                       [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

SECTION 5 -- ISSUES

RELATED TO HEARTLAND

- David Stockman's level of involvement
  D. Stockman appears very competent, very enthusiastic and has worn well on the management team to date, even through an extensive due diligence process. David's personal involvement is a core attraction of Heartland as a partner. Possibly his involvement could wane as he spreads himself across more investments.

- Heartland will push C. Bowles to aggressively improve the quality of management. L. Close is generally in agreement and the assumption is that involvement by an outside investor should enhance the prospects of attracting stronger candidates.

- There exists some concern about the balance between D. Stockman's ardor for growth through acquisitions and the reasonable pace for digestion by the company. On its own, Springs would need to materially expand the scope of its management team to pursue acquisitions. Heartland immediately bridges part of this gap through its own expertise. Springs' current acquisition capacity is approximately one every two years. However, Heartland may be interested in one to two transactions per year. Even though Heartland has the capacity, Springs may be strained to integrate acquisitions at that rate.

- D. Stockman has a reputation of relying very heavily on the information presented (often generated at his direction) and can thus drive toward poor decisions if the information is not correct or not pertinent. Effective utilization of D. Stockman's strengths requires strong input from management to make sure the critical information is at hand and requires strong input from the Close family board members to push back against D. Stockman's approach in selected situations. He has demonstrated the capacity to modify his approach very efficiently when presented with better information.

RELATED TO PRICING AND STRUCTURE

- The risk return trade off leads investor to desire less equity in order to obtain better returns. The contra to this is enough equity to support acquisitions. Heartland has offered to invest to the same level as the Close family. We have asked them to invest less in order to improve returns. The expectation is that leverage of 2.5x EBITDA going in at the start should be sufficient to support a reasonable acquisition program (1-2 deals per year in the $100-$200 million range). A Pillowtex transaction would be beyond the initial resources and require additional equity. Heartland has requested an option to invest additional equity if the Company (Close family agreement needed here) needs it. We have recently turned this around to request a "call" on that equity and expect Heartland to agree.

- The high price required to take the company private versus buying a block of shares at a lower price, together with the low level of leverage, dampens returns to both sides. This puts a burden on the partnership to assume that Heartland brings qualitative factors which would enhance the returns versus a stand alone approach. This might come from the following:

    -- Hands-on active involvement by the Heartland Board members vs. hands-off involvement by Springs' current Board members may lead to more dynamic change and accountability throughout the organization

    -- Significant expansion of management information system and tools

    -- Assistance in pursuing and executing acquisition-based growth strategy

    -- Value accretion that comes from successful execution of a growth strategy

    -- Expertise and assistance in the value realization process



 GREENWICH
  CREDIT
 RESEARCH                                                       [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

SUMMARY ASSESSMENT OF TRANSACTION WITH HEARTLAND


BENEFITS

- Partnership with Heartland would represent a major change in the management and direction of Springs

    -- Heartland will bring an intense set of resources and expectations to the table, directed to help the company achieve a clear leadership position in its industry

- Heartland brings the experience and resources to help the company take advantage of the potential to lead a consolidation of the home textiles sector

- Taking the company private will allow the company to pursue strategic directions which would be difficult as a public company

- Taking the company private, together with successful execution of a growth strategy, will allow the family and Heartland to take advantage of any improvement in valuation parameters (multiple expansion)

    -- We have modeled exit values at 4.0x to 5.0x EBITDA. Heartland expects exit multiples to be in the 5.5x to 6.5x range

-   Heartland's involvement should enhance the company's ability to:

    --  Attract senior-level management

    --  Access capital more aggressively


ISSUES

- Any financial investor will push management to achieve the company's potential. This may place considerably more pressure on the entire senior management team, including C. Bowles.

- The premium required to take the company private versus a share buyback, together with a conservative capital structure, affects the returns. In order to achieve materially better returns, either the capital structure needs to be levered up or the company needs to realize a qualitative benefit from partnering with Heartland -- either through effecting a growth strategy or through assisting management in effecting an improvement in the company's competitive position and economics.




 GREENWICH
  CREDIT
 RESEARCH                                                       [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

APPENDIX A -- COMPARABLE PUBLIC COMPANY ANALYSIS









 GREENWICH
  CREDIT
 RESEARCH                                                       [SPRINGS LOGO]
 & TRADING
CONNECTICUT

                       COMPARABLE PUBLIC COMPANY ANALYSIS
                          Textile and Apparel Companies
         (figures in millions, except per share numbers and where noted)

                                         SPRINGS INDUSTRIES    WESTPOINT STEVENS          DAN RIVER           MOHAWK INDUSTRIES
                                         ------------------    -----------------          ---------           -----------------
Ticker Symbol                                   SMI                  WXS                    DRF                     MHK
LTM Period Ended:                            12/31/00             12/31/00                 09/30/00                  12/31/00
Stock Price as of 2/9/01                       $36.28                $8.75                    $2.93                    $29.41
Primary Shares Outstanding                     17.931               49.577                   21.766                    54.255
MARKET CAPITALIZATION                          $650.5               $433.8                    $63.8                  $1,595.6
In the Money Options Outstanding                0.763                0.000                    0.000                     1.752
Weighted Average Exercise Price                $32.40                $0.00                    $0.00                    $16.62
Option Shares (Treasury Method)                   0.1                  0.0                      0.0                       0.8
Other Common Share Equivalents                    0.0                  0.0                      0.0                       0.0
FD Shares Outstanding (1)                        18.0                 49.6                     21.8                      55.0
EQUITY VALUE                                   $653.5               $433.8                    $63.8                  $1,618.0
-----------------------------------------------------------------------------------------------------------------------------
(-) Cash & equivalents                           $2.9                 $0.2                     $3.2                      $0.0
(-) Equity in Unconsolid. Affil.                  0.0                  0.0                      0.0                       0.0
(+) Total Debt (2)                              333.2              1,627.8                    389.5                     589.8
(+) Preferred Stock (3)                           0.0                  0.0                      0.0                       0.0
(+) Minority Interest                             0.0                  0.0                      0.0                       0.0
AGGREGATE VALUE (4)                            $983.8             $2,061.5                   $450.1                  $2,207.9
-----------------------------------------------------------------------------------------------------------------------------

                              AGGREGATE VALUATIONS:
                              --------------------
Revenues:                            1999A       0.44x    1999A       1.09x    1999A           0.72x          1999A          0.72x
                                       LTM       0.43       LTM       1.14       LTM           0.70             LTM          0.68
                                     2000A       0.43     2000A       1.14     2000A           0.68           2000A          0.68
                                     2001P       0.43     2001P       1.06     2001P           0.66           2001P          0.67
----------------------------------------------------------------------------------------------------------------------------------
EBITDA:                              1999A       4.18x    1999A       5.85x    1999A           4.86x          1999A          5.52x
                                       LTM       3.88       LTM       6.64       LTM           4.62             LTM          5.53
                                     2000A       3.88     2000A       6.64     2000A           4.84           2000A          5.53
                                     2001P       3.77     2001P       6.29     2001P           4.69           2001P          5.97
----------------------------------------------------------------------------------------------------------------------------------
EBIT:                                1999A       7.34x    1999A       7.69x    1999A           8.86x          1999A          7.49x
                                       LTM       6.81       LTM       8.98       LTM           7.92             LTM          6.96
                                     2000A       6.81     2000A       8.98     2000A           8.56           2000A          6.96
                                     2001P       6.51     2001P       8.25     2001P           8.31           2001P          8.04

                              EQUITY VALUATION:
                              ----------------
Net Income (EPS):                    1999A       9.39x    1999A       4.17x    1999A           4.34x          1999A         10.29x
                                       LTM       9.28       LTM       6.50       LTM           4.25             LTM          9.69
                                     2000A       9.28     2000A       6.50     2000A           5.92           2000A          9.69
                                     2001P       9.32     2001P       5.92     2001P           5.75           2001P         11.11
----------------------------------------------------------------------------------------------------------------------------------
Book Equity:                           MRQ       0.80x      MRQ      -0.61x      MRQ           0.23x            MRQ          2.14x
----------------------------------------------------------------------------------------------------------------------------------

(1) FD shares outstanding includes in-the-money options and convertibles calculated based on weighted average exercise price

(2) Includes ST and LT debt, out-of-the-money convertibles, capitalized leases

(3) Includes out-of-the-money convertibles

(4) Aggregate value includes equity value plus LT debt, ST debt, capitalized leases, preferred stock, out-of-the-money convertibles, and minority interest, less equity investments in unconsolidated affiliates and cash & equivalents
================================================================================
CREDIT RESEARCH & TRADING LLC

                       COMPARABLE PUBLIC COMPANY ANALYSIS
                          Textile and Apparel Companies
         (figures in millions, except per share numbers and where noted)

--------------------------------------------------------------------------------

                                       SPRINGS INDUSTRIES                                      WESTPOINT STEVENS
                        --------------------------------------------------    --------------------------------------------------
                                                       Margins:  3yr CAGR:                                   Margins:  3yr CAGR:
                                                       --------  ---------                                   --------  ---------
REVENUES:               1998A  $2,180.5                                       1998A  $1,779.0
                        1999A   2,220.4                                       1999A   1,883.3
                         LTM    2,275.1                                        LTM    1,815.9
                        2000A   2,275.1                                       2000A   1,815.9
                        2001P   2,298.0                             1.8%      2001P   1,953.2                             3.2%
--------------------------------------------------------------------------------------------------------------------------------
EBITDA:                 1998A  $  191.5                   8.8%                1998A  $  328.9                  18.5%
                        1999A     235.3                  10.6%                1999A     352.2                  18.7%
                         LTM      253.5                  11.1%                 LTM      310.3                  17.1%
                        2000A     253.5                  11.1%                2000A     310.3                  17.1%
                        2001P     261.1                  11.4%     10.9%      2001P     327.9                  16.8%     -0.1%
--------------------------------------------------------------------------------------------------------------------------------
EBIT:                   1998A  $  104.5                   4.8%                1998A  $  248.3                  14.0%
                        1999A     134.0                   6.0%                1999A     268.1                  14.2%
                         LTM      144.5                   6.4%                 LTM      229.5                  12.6%
                        2000A     144.5                   6.4%                2000A     229.5                  12.6%
                        2001P     151.1                   6.6%     13.1%      2001P     249.9                  12.8%      0.2%
--------------------------------------------------------------------------------------------------------------------------------
CAPEX:                  1998A  $  115.0                   5.3%                1998A  $  147.5                   8.3%
                        1999A     166.8                   7.5%                1999A     148.6                   7.9%
                         LTM       93.0                   4.1%                 LTM       76.7                   4.2%
                        2000A      93.0                   4.1%                2000A      76.7                   4.2%
                        2001P     110.0                   4.8%     -1.5%      2001P      70.0                   3.6%    -22.0%
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME:             1998A  $   54.1                   2.5%                1998A  $   90.6                   5.1%
                        1999A      69.6                   3.1%                1999A     104.1                   5.5%
                         LTM       70.4                   3.1%                 LTM       66.7                   3.7%
                        2000A      70.4                   3.1%                2000A      66.7                   3.7%
                        2001P      70.1                   3.1%      9.0%      2001P      73.3                   3.8%     -6.8%
--------------------------------------------------------------------------------------------------------------------------------
EPS:                    1998A  $   2.86                                       1998A  $   1.51
                        1999A      3.83                                       1999A      1.84
                         LTM       3.88                                        LTM       1.34
                        2000A      3.88                                       2000A      1.34
                        2001P      3.85                            10.4%      2001P      1.48                            -0.7%
--------------------------------------------------------------------------------------------------------------------------------
BOOK EQUITY:             MRQ   $  819.8                                        MRQ    ($712.8)
--------------------------------------------------------------------------------------------------------------------------------

DEBT/LTM EBITDA:                   1.31 x                                                5.25 x
DEBT/BOOK EQUITY                   0.41 x                                               -2.28 x
--------------------------------------------------------------------------------------------------------------------------------

FY ENDS:                       December                                              December
LTM ENDED:                     12/31/00                                              12/31/00
EPS/PROJECTIONS AS OF:         02/01/01 (First Union)                                02/09/01 (First Union)

                                             DAN RIVER                                      MOHAWK INDUSTRIES
                        ----------------------------------------------------   ------------------------------------------------
                                                         Margins:  3yr CAGR:                                Margins:  3yr CAGR:
                                                         --------  ---------                                --------  ---------
REVENUES:                1998A  $517.4                                         1998A  $2,744.6
                         1999A   628.9                                         1999A   3,083.3
                          LTM    647.1                                          LTM    3,255.8
                         2000A   663.0                                         2000A   3,255.8
                         2001P   682.9                                9.7%     2001P   3,315.0                          6.5%
----------------------------------------------------------------------------   ------------------------------------------------
EBITDA:                  1998A  $ 77.3                    14.9%                1998A  $  321.7               11.7%
                         1999A    92.6                    14.7%                1999A     400.1               13.0%
                          LTM     97.3                    15.0%                 LTM      399.5               12.3%
                         2000A    93.1                    14.0%                2000A     399.5               12.3%
                         2001P    95.9                    14.0%       7.4%     2001P     369.7               11.2%      4.7%
----------------------------------------------------------------------------   ------------------------------------------------
EBIT:                    1998A  $ 46.5                     9.0%                1998A  $  249.1                9.1%
                         1999A    50.8                     8.1%                1999A     294.8                9.6%
                          LTM     56.8                     8.8%                 LTM      317.1                9.7%
                         2000A    52.6                     7.9%                2000A     317.1                9.7%
                         2001P    54.1                     7.9%       5.2%     2001P     274.7                8.3%      3.3%
----------------------------------------------------------------------------   ------------------------------------------------
CAPEX:                   1998A  $ 39.5                     7.6%                1998A  $   83.2                3.0%
                         1999A    36.7                     5.8%                1999A     145.6                4.7%
                          LTM     38.4                     5.9%                 LTM       73.5                2.3%
                         2000A    40.0                     6.0%                2000A      73.5                2.3%
                         2001P    30.0                     4.4%      -8.7%     2001P      95.0                2.9%      4.5%
----------------------------------------------------------------------------   ------------------------------------------------
NET INCOME:              1998A  $ 17.1                     3.3%                1998A  $  128.0                4.7%
                         1999A    14.7                     2.3%                1999A     157.2                5.1%
                          LTM     15.0                     2.3%                 LTM      166.9                5.1%
                         2000A    10.8                     1.6%                2000A     166.9                5.1%
                         2001P    11.1                     1.6%     -13.4%     2001P     145.6                4.4%      4.4%
----------------------------------------------------------------------------   ------------------------------------------------
EPS:                     1998A  $ 0.85                                         1998A  $   2.09
                         1999A    0.63                                         1999A      2.61
                          LTM     0.68                                          LTM       3.08
                         2000A    0.50                                         2000A      3.08
                         2001P    0.51                              -15.7%     2001P      2.75                          9.5%
----------------------------------------------------------------------------   ------------------------------------------------
BOOK EQUITY:              MRQ   $279.4                                          MRQ   $  754.4
----------------------------------------------------------------------------   ------------------------------------------------

DEBT/LTM EBITDA:                  4.00 x                                                  1.48 x
DEBT/BOOK EQUITY                  1.39 x                                                  0.78 x
----------------------------------------------------------------------------   ------------------------------------------------

FY ENDS:                        December                                              December
LTM ENDED:                      09/30/00                                              12/31/00
EPS/PROJECTIONS AS OF:          10/27/00 (First Union)(1)                             02/09/01 (CSFB) (2)

(1) DRF preannounced on 2/5/01 and provided 2000E Sales and EPS. New research not out yet - some data has been estimated by CRT.

(2) MHK Capex per SunTrust Equitable 1-29-01.

================================================================================
CREDIT RESEARCH & TRADING LLC

SPRINGS INDUSTRIES INC.

APPENDIX B -- DISCOUNTED CASH FLOW ANALYSIS









 GREENWICH
  CREDIT
 RESEARCH                                                       [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

DISCOUNTED CASH FLOW ANALYSIS


COMPARATIVE UNLEVERED BETAS

Springs                          0.44
Dan River                        0.62
Mohawk                           0.53
WestPoint Stevens                0.70

Average (excluding Springs)      0.61




                                      2001      2002      2003      2004      2005
                                     ------    ------    ------    ------    ------
EBITDA
  Base Case                          $261.5    $298.6    $350.3    $369.6    $391.0
  Downside Case                       248.6     263.4     282.0     293.6     308.0

UNLEVERED AFTER-TAX FREE CASH FLOW
  Base Case                           129.7      78.1     123.8     131.5     161.9
  Downside Case                       134.6      77.8      99.5     100.2     126.1



                                      Net Present Value Per Share
                        --------------------------------------------------------
                                 Base Case                   Downside Case
                        -------------------------     --------------------------
Discount Rates           Terminal EBITDA Multiple      Terminal EBITDA Multiple
                        -------------------------     --------------------------
                         3.5x      4.0x      4.5x      3.5x      4.0x      4.5x
                        ------    ------    ------    ------    ------    ------
     9.0%               $57.63    $64.68    $71.72    $43.89    $49.45    $55.00
     9.5%               $56.15    $63.04    $69.92    $42.72    $48.14    $53.57
    10.0%               $54.71    $61.44    $68.17    $41.57    $46.87    $52.18
    10.5%               $53.31    $59.89    $66.47    $40.45    $45.63    $50.82

                      Weighted Average Cost of Capital Calculation
---------------------------------------------------------------------------------------
                         Scenario 1   Scenario 2   Scenario 3   Scenario 4   Scenario 5
                         ----------   ----------   ----------   ----------   ----------

Debt                          40.0%        50.0%        60.0%        70.0%        80.0%
Common Equity                 60.0%        50.0%        40.0%        30.0%        20.0%
                         ----------   ----------   ----------   ----------   ----------
Total Capitalization         100.0%       100.0%       100.0%       100.0%       100.0%

Relevered Beta                 0.87         1.00         1.19         1.50         2.14

Pre-tax Cost of Debt           7.0%         8.0%         9.0%        10.0%        11.0%
After-tax Cost of Debt         4.3%         5.0%         5.6%         6.2%         6.8%
Cost of Equity                12.6%        13.7%        15.3%        18.0%        23.4%

COST OF CAPITAL                9.3%         9.3%         9.5%         9.7%        10.1%



 GREENWICH
  CREDIT
 RESEARCH                                                       [SPRINGS LOGO]
 & TRADING
CONNECTICUT

SPRINGS INDUSTRIES INC.

APPENDIX C -- * INVESTMENT COMMITTEE MEMORANDUM

Please see Appendix D to the Close Family Meeting Materials for the *
Memorandum

GREENWICH
CREDIT
RESEARCH                                                       [SPRINGS LOGO]
& TRADING
CONNECTICUT

* Omitted and filed separately with the Commission.

                                   MEMORANDUM

TO:    Investment Committee

FROM:  *

DATE:  January 21, 2001

RE:    Project Snug

================================================================================

Over the past few days we have worked to develop greater insight on key investment issues, and further refine our perspective on this transaction. This memo covers:

     I.   Investment summary
          -    Positives
          -    Risks
          -    Investment Thesis

     II.  Review of company financial performance

     III. Anticipated governance terms

     IV.  Transaction structure

     V.   Preliminary financial models

     VI.  Timing and next steps

We would like to review the transaction with the Committee on Monday, with the objective of reaching consensus on the appropriate message for the CEO as to our interest level in making an investment.

A gating issue is that the Company has not finalized their 2001 budget and its implications for their longer term forecast, although they have given us fairly specific direction on both revenue and EBITDA projections. Thus at this point we do not have a detailed analysis of the sources of profit improvement for the forecast period.

I. INVESTMENT SUMMARY

INVESTMENT POSITIVES

This investment opportunity has a number of positive features in terms of the company's competitive position and the opportunities for value creation. The key positive features of this opportunity include:

     -    Strong player with good competitive position

* Omitted and filed separately with the Commission.                            *

     - One of the top two manufacturers in most of its market segments, with market shares ranging from 10%-30%

     - Limited number of scale competitors: Westpoint Stevens, Pillowtex (recently filed for bankruptcy), and Dan River

     - Other smaller players are less well positioned to meet needs of a consolidating retailer base

-    Strong retailer relationships

     - The company sells to the right retailers, and is well positioned within these retailers given its meaningful share of their home textile sales

     - The company is gaining share in its most attractive accounts due to its strategy of focusing on core accounts and pruning less profitable customers

-    Relatively stable end-user demand

     - Consumer demand does not vary significantly, with most of its core products growing at 4%-5% annually over the past five years

     - Long term fundamentals indicate continued growth in demand in line with historical levels

       - Continuing mix shift, as consumers trade up to higher quality products

       - Favorable demographic trends, with increase in number of people in prime home textile purchasing age groups

       - Increasing per capita demand due to higher average number of bedrooms and bathrooms in homes, and increase in average bed size

-    Significant, identifiable potential upside in operating cost performance

     - The company has historically produced relatively stable but low EBIT margins in the mid to high single digit range. This performance is meaningfully behind that of Westpoint Stevens and Dan River. (See
       Exhibit 1)

     - McKinsey's analysis indicates that the bulk of the performance differential is not driven by structural disadvantages, but rather by suboptimal plant utilization and efficiency (primarily in the production of grey fabrics) and inefficient purchasing practices. The company believes that the structural cost gap with Westpoint Stevens is approximately 2%.

     - Near term, these profit improvement opportunities are tactical in nature

                                                                               *

* Omitted and filed separately with the Commission.

               - Purchasing cost reductions through centralized purchasing management and supplier negotiations

               - Manufacturing cost reductions through many "blocking and tackling" opportunities

               - Some overhead and IT reductions

          - Longer term, there is the potential to create significant additional economic value through substantially reconfiguring the asset base and moving to outsource production, primarily in the grey fabric product area

     - Long, term, there is a clear opportunity to create value through acquisition

          - The company needs additional brands to increase penetration within its core accounts, and could roll out acquired brands and product lines to selected customers

          - The industry has a number of smaller niche players who are increasingly unable to meet the needs of mass merchandisers, and would be more valuable to a strategic acquiror than as independent companies

     - Relatively low purchase price -- we think that a transaction could be done at 4.5x LTM EBITDA, which is close to the low end of the historical trading range of 4-6x.

Key Investment Risks and Considerations

We believe that this investment has a relatively high risk profile due to company specific issues, the structural challenges inherent in this industry, the difficult near-term operating environment, and some significant longer-term strategic risks.

     A.) Company specific issues

     - The Company faces significant execution risk in the near and medium term

          - The identified profit improvement opportunities will require the company to move aggressively on cost reduction in the manufacturing area. To date, the company has captured some significant cost reduction in the area, but has also run into some meaningful problems in achieving forecasts, primarily in the towel manufacturing area. (See discussion below in "Financial Performance" section.) The company acknowledges that the key gap in the management team is leadership on the manufacturing and operations side of the business. Note: We do not at this point have a detailed understanding of all of the sources of profit improvement in 2001, due to the company's delay in revising their budget. Thus we are unable at this time to more accurately gauge the achievability of projected profit improvement initiatives.




                                                                               *

* Omitted and filed separately with the Commission.

     - The company requires a major near-term IT upgrade. The current systems are antiquated, high cost, and do not provide management with the full information needed to run the business. Management has not yet made a decision on the new IT platform, and is considering both an ERP implementation and a major overhaul of legacy systems. Management expects this upgrade to cost $70 - $90 million and take place over the next 2 1/2 years.

- The company has significant customer concentration risk

     - As a result of its core account strategy, the percentages of sales and operating profits generated by its top 8 customers have grown to 60% and 77% respectively. Importantly, Wal-Mart is by far the largest single customer, accounting for 28% and * of sales and *.

- The company appears to have some lack of visibility into near term financial performance, which makes it difficult for us to have confidence in the projections and which raises the issue of potential quarter-to-quarter volatility. (See "Financial Review" for a more in-depth discussion of this issue.)

     - The company's shortfall in Q3 and Q4 of 2000 illustrate the potential vulnerability of margins in the short term to factors outside the company's control

     - The delay in preparing the 2001 budget further illustrates the difficulty of getting a strong handle on near term performance

     - This lack of visibility implies that a conservative capital structure is required for the transaction

B.) Industry structure issues

- The US textiles industry is structurally challenging

     - This is a mature industry with excess manufacturing capacity


     - An increasingly concentrated retailer base wields significant power over the manufacturers, and captures much if not most of the consistent improvements in productivity

     - Unit prices decline on a fairly consistent basis, with effective annual unit price reductions in the 2% - 3% range.

     - Two of Snug's key competitors have significantly higher profit margins, and thus are positioned to win in pricing wars


                                                                               *

* Omitted and filed separately with the Commission.

- There is a clear trend of increased competition from low cost imports, although this is both a threat and an opportunity for the company, in that they will increasingly outsource their own production to lower cost countries

     - Historically, Snug's product segments have been somewhat protected from import competition as they have relatively low labor content. However, imports have nonetheless grown consistently and now have penetration rates in the 20%-40% range across Snug's key product segments and are growing at approximately 10%-20% per year. Several countries -- particularly Pakistan -- have targeted the home textiles segment as a key source of economic growth, and have invested heavily in both basic grey fabric manufacturing capacity, as well as in higher value added finishing and fabrication capacity.

     - The regulatory environment is changing as quotas are phased out by the 2005 timeframe and will replaced by GATT regulation. This creates the threat of a significant increase in import penetration as trade barriers fall. There appears to be pent-up capacity waiting to enter the US market as quotas fall, given that quotas in Snug's primary product lines for the key home textile exporting countries are typically fully utilized.

     - Increasing access to low cost imports encourages retailers to go direct on product sourcing, and to by-pass the US producers.

- Longer term, success in this industry will require the company to fundamentally shift its production model to increase outsourcing of product, shut domestic manufacturing capacity, and focus increasingly on developing "close to the customer" competencies, including customer account management, product design & development, distribution, and supply chain management.

C.   Difficult near term environment

-    The US home textiles industry faces a very difficult near-term environment

     - Soft revenue due to slowdown in consumer demand has hurt the top line and margins, and is expected to continue through at least the first half of 2000

     - Retailers have become increasingly aggressive at squeezing profits out of the manufacturers, primarily by aggressively pursuing claims and returns

     - The sector faces a huge inventory build-up across the supply chain, with average inventory levels at 15 weeks at manufacturers and 11 weeks at retailers (all products), for an estimated total of 26 weeks across the industry. (This total is likely understated due to LIFO accounting and the slower moving nature of home textile products compared to other products at retailers.) An inventory correction could put significant near term pressure on margins due to plant stand-downs and price reductions.

                                                                               *

* Omitted and filed separately with the Commission.

INVESTMENT THESIS

Given the investment positives and risks, our decision to invest would be based on the following points:

     - The company can achieve significant improvement in near-term operating performance and returns on capital

         - Attractive returns on the transaction appear to be attainable, as they only require the company to perform at profit levels approaching those achieved by competitors

         - However, these required margins would be significantly in excess of what the company has done historically

         - These margins would need to be achieved in the face of continuing price reductions and cost pressures

     - The company can significantly reconfigure the manufacturing strategy and asset base over next three to five years. We believe that long term success in this business will require a combination of outsourced and owned manufacturing, due to the increasing penetration of low cost imports.

         - The company will need to outsource production of products in which they are not competitive (most importantly, grey fabric.) The company already sources approximately 20-25% of its total requirements in grey, and is focused on developing outsourcing relationships.

         - The existing manufacturing base will need to be rationalized, and in particular the company will need to close some high-cost grey fabric plants.

     - Fundamentally, the company needs to move from a manufacturing-focused firm to one which has as its core competencies product design, development & sourcing; customer relationship management; supply chain management and distribution.

         - This is the strategy set by the company as a result of McKinsey work over past two years, and the company is moving in this direction

         - Some companies in comparable industries have successfully made this shift, and have achieved strong financial performance as a result. (See the Sara Lee case study in Exhibit 2 as an example of a successful transformation.)

     - The company is appropriately capitalized to manage through potential near term volatility in financial performance


                                                                               *

* Omitted and filed separately with the Commission.

          - The capital structure and bank arrangements need to contemplate the potential near term volatility in financial results -- "Don't blow the bank covenants two quarters out of the box"


          - The company can manage through the anticipated difficult near term environment

Management Team

Crandall Bowles has significantly upgraded Snug's management team since taking helm as CEO in 1998. Key hires include a CFO, CIO, head of purchasing, and human resources. We have generally been impressed with management's knowledge of their business and their understanding of the operating and strategic issues facing their business. Our general sense is that they are headed in the right direction and have a realistic assessment of the challenges facing the company.

Clearly, one major challenge for the new management team has been in implementing new management techniques and reports. For example, the budgeting and reporting system has been substantially revamped and is moving in the right direction, but still has a number of kinks which need to be worked out. As another example, the strategic planning process has been meaningfully upgraded, but still is not sufficiently linked to the budgeting process.

There are still some critical management gaps and cultural challenges in driving improved performance.

     - The most important gap is on operations and manufacturing side. The company does not have the leadership in place to drive improved performance in the manufacturing operations, and more broadly in the supply chain management strategy of the company. The company is fully aware of this gap and intends to hire an outsider to join, possibly as COO.

     - Culturally, the company has historically been relatively unaggressive and slow moving (resulting in its relative operating profit performance versus competitors).

          - Snug has had relatively underleveraged balance sheet when compared to its competitors, and thus has not faced as much pressure to take costs out and improve the cash performance of the operations

          - Our sense is that management is relatively cautious in implementing change, although the team has made a number of hard decisions, e.g. plant closings

II. REVIEW OF COMPANY FINANCIAL PERFORMANCE

Review of 2000 Budget

Snug developed its 2000 budget using a bottoms-up approach. For each of its products and cost centers, Snug was relatively aggressive in setting profit improvement goals.

* Omitted and filed separately with the Commission.                            *

Due to the aggressive nature of the individual business forecasts, Snug included a $40 million contingency in its budget, which was not allocated to any specific products or cost centers.

As shown in Exhibit 3, management used Snug's 1999 profit from operations (PFO) of $134 million as a baseline for its budget. In 2000, management expected profitability improvements equaling $28.8 million from revenue growth and improved account mix, $32.3 million from its manufacturing cost reduction initiatives and $26.5 million from its purchasing initiatives. This implied a budget of approximately $220 million prior to the $40 million contingency, and a $180 million including the contingency.

2000 Actual Performance vs. Budget

Snug's actual PFO in 2000 was $145 million, or $35 million (19.4%) below the budgeted $180 million. As summarized in Exhibit 4, Snug was on-track to achieve its budgeted performance after the first two quarters, but was affected significantly during the retail slow-down in the second half. Snug's purchasing initiatives and some manufacturing initiatives were successful in 2000, but offsetting factors in other areas of the business prevented Snug from achieving its budget (see Exhibit 5).

- Purchasing Initiatives: Snug achieved approximately $31.3 million of cost savings in 2000 due to purchasing initiatives, slightly more than what was budgeted. Excluding cotton, greige and natural gas costs, purchasing cost savings totaled $20.6 million in 2000 (versus $14.8 million budgeted). Most of this savings was the result of consolidated buying and leveraging information / buying power across the organization.


     As shown in Exhibit 6, the largest source of purchasing cost savings in 2000 was in Fabrication/Packaging/Other (threads, cartons, tape, etc.), where Snug consolidated suppliers from 35 to 3 and took advantaged of the depressed apparel industry and the Pillowtex situation to reduce purchase prices. Management expects these savings to hold going forward.

     Cotton and greige costs (which were at historic lows) contributed $15.3 million of total purchasing cost savings, and natural gas (which unexpectedly rose in price) offset $4.6 million of these savings.

- Manufacturing Initiatives: Although management believes it was successful on approximately two-thirds of its manufacturing improvement projects during 2000, this resulted in only approximately $7.5 million of manufacturing cost savings due to three primary offsetting expenses:

     - Towels: Snug recently spent $65 million on modernizing its towel facilities, and management had budgeted an $11 million cost savings in 2000 as a result of this modernization. Snug believes it did not account for these projected savings accurately. Specifically, the modernizations increased Snug's towel capacity, but will not result in cost savings until this capacity is filled in 2001. As a result, the improved efficiency did not impact the 2000 results, and the towel operations remained at breakeven. However, Snug does not expect the towel operations to


* Omitted and filed separately with the Commission.                            *
          achieve desired profitability in 2001, either, and has not yet identified what needs to be done to allow efficiency improvements to flow through to the bottom line.

     -- Window Fashions: Snug lost an unanticipated $6 million in its window fashions segment, primarily due to contributions of blindmakers to retailers (machines that allow sales representatives to custom-cut blinds for customers) as well as recognition of sales tax on previously-contributed blindmakers (which the company is currently disputing with the IRS).

     -- Plant Standings: In an effort to reduce inventory levels in the second half of 2000, Snug stood down plants for approximately five weeks, for a total cost of approximately $4.0 million.

- Sales Volume / Account Mix: Snug budgeted $28.8 million of improved profitability as the result of increased sales volume and improved account mix in 2000. However, due to the soft industry environment in the second half of the year, these profit improvements were not realized. Instead, three factors contributed to a combined $17.9 million deterioration of the core business profitability:

     -- Volume: As retailers focused on reducing inventory levels in the second half of 2000, the resulting impact on Snug's sales volume had a $10 million impact on its PFO.

     -- Claims: Retailers were also much more aggressive on claims in 2000 than had been expected. As shown in Exhibit 7, claims as a percentage of sales increased from *% in the third quarter of 1999 (when the 2000 budget was developed) to *% in 2000. Most of the increase in claims was due to operational claims (e.g., refunds because the UPC was on the wrong corner of a box), which increased by approximately $10 million for the core bed and bath segment and another $10 million for the hard windows segment compared to 1999. For all of 2000, claims were approximately $23 million over budget.

     -- Loss on Closeouts: Snug liquidates its closeout inventory (primarily leftover inventory from canceled programs) and off-quality inventory through the wholesale channel (both through its own outlets and through discount retailers such as T.J. Maxx). Prior to 1998, Snug was able to realize close to 80% of its cost on the sale of this closeout inventory. However, in 1999, the percentage realization declined to the high sixties (see Exhibit 8). As a result, Snug held back its closeout inventory in the fourth quarter of 1999, hoping wholesale pricing would improve. Pricing through the wholesale channel declined even further to 54% realization in 2000, and Snug lost $13.6 million more than anticipated.

          Management believes the softness in wholesale pricing is driven by the impact of low-cost imports in the channel, and that this low level of realization will continue. However, as Snug's manufacturing is realigned to optimize the levels of closeout and off-quality inventory, these expenses should be reduced somewhat.

Financial Projections

* Omitted and filed separately with the Commission.                            *

Snug is currently in the process of revising its 2001 budget to account for the recent industry downturn. We have not yet seen from management a detailed build-up to expected 2001 operating performance or revised projections beyond 2001. However, management has provided us with its most recent high-level estimates for 2001 performance. Based on its most recent estimates, management expects to generate profits from operations of $153 million in 2001 on gross sales of $2.5 billion.

The impact of the revised 2001 projections on results going forward is unclear, and we have not been given guidance by Snug as to this impact, although they have initially indicated a target of $175 million in profit from operations for 2002. Management expects to complete its 2001 budget later this week and complete its detailed product and customer account forecasts by next week.

As shown in the table below, the 2001 outlook has been revised on three different occasions since October:

                           Actual                                 2001E
                       --------------          ---------------------------------------------
                                               Strategic     October    December    January
(In millions)           1999      2000            Plan      Estimates   Estimates   Estimates
                        ----      ----          ---------   ---------   ---------   ---------
Gross Sales              *           *              *           *           *          *

 Growth                             3.2%           4.5%        4.0%        2.5%       1.5%

PFO                     $  136    $  145         $  177      $  147      $  151      $  153

PFO as % of Gross Sales  5.7%       5.9%           6.7%        5.6%        5.9%       6.1%

The October estimates represent what was a high level first cut at estimating the impact of the slowing industry environment on revenue and PFO. In December, Snug reevaluated its 2001 projections and reduced revenue to * million from * million. This new figure assumed revenue growth of (3.5%), (1.5%), 10% and 12% in Q1, Q2, Q3 and Q4, respectively. Based on the revised December revenue projection, PFO would have been $132 million. However, Snug identified $19 million of additional cost savings to offset this decline, and estimated PFO of $151 million.

In January, Snug again revised its 2001 estimates by slowing the growth assumptions in the second two quarters of the year. This new revenue figure, * million, implied an additional PFO shortfall of $16 million. However, Snug identified cost savings opportunities of $18 million to offset this shortfall. A large component of the total $37 million of newly discovered cost savings ($19 million in December plus $18 million in January) results from Snug's desire to reduce fixed costs by 2-3%.

III. ANTICIPATED GOVERNANCE TERMS

We have had an initial conversation on governance with the CEO and her outside advisor, and have a general sense of the arrangements although few specifics. The contemplated governance arrangements between the CEO and Heartland has an initial board composed of an equal number of family members and Heartland representatives,

                                                                               *

* Omitted and filed separately with the Commission with 3 seats each. Crandall would have the ability to break ties. If and when Crandall is replaced as CEO, the CEO would get a seat and effectively would be the tie-breaking vote.

               - Board approval is required for "standard operating items, including a budget"

               - Consensus is required for "major decisions, i.e. acquisitions/divestitures, changes in financial structure, etc." We do not know what sort of deadlock mechanism is currently contemplated.

We anticipate we could get 1 of the 3 Heartland seats, but no specific negative control rights unique to *. Our read on the situation is that in the event of a dispute, we would be more likely to be aligned with management than with Heartland, due to our similar perspectives on the business priorities.

IV. TRANSACTION STRUCTURE
-------------------------

As contemplated, the proposed transaction would be done at an equity purchase price of $40 per Snug share. However, given that Snug's stock has recently risen and is currently trading at $33.19, we believe it would be difficult to complete a deal at this price and have therefore assumed a purchase price of $42 per share. (See historical share price graph in Exhibit 9 and stock price histogram in Exhibit 10.) The Close family (Crandall Close Bowles' family) owns approximately 40% of the economic interest in Snug and 75% of the voting stock. A $42 purchase price implies approximately a $460 million purchase price for the outstanding public stake (excluding rolled-over Close family shares). Heartland and * would invest approximately a combined $300 million in the transaction, and the remainder of the non-family public equity would be repurchased with new bank debt. A detailed sources and uses table is outlined below:

Sources                                 Uses
-----------------------------           ---------------------------------------

Roll-Over Equity         $302           Equity Purchase Price              $762

Heartland/* Equity        302           Refinance Existing Debt             370

Bank Debt                 558           Transaction Expenses                 30
                          ---                                                --

                       $1,162                                            $1,162

The proposed structure would imply the following enterprise value and debt multiples:

Enterprise Value       $1,133           Net Debt                           $558

EV/LTM EBITDA            4.5x           Net Debt/LTM EBITDA                2.2x

V. PRELIMINARY FINANCIAL MODELS
-------------------------------

Although we have not yet received management's revised projections, we have developed three financial cases to help provide a directional indication of returns. We

                                                                               *


* Omitted and filed separately with the Commission.

have run our cases at a $42 share price, which we believe is more realistic than the $40 in management's models.

+ Management Base Case (Exhibit 11): Assumes management's prior revenue growth and annual margin improvement forecasts in 2003-2005, starting from the reduced 2001 base and using initial guidance of $175 million for 2002. Assuming no multiple expansion, this case indicates returns in the low- to mid-twenties. We believe that management's projections may be optimistic.

+ Management "Downside" Case (Exhibit 12): Assumes revenue growth and annual margin improvement forecasts in 2002-2005 based on the downside estimates provided by Snug's advisor, starting from the reduced 2001 base. Assuming no multiple expansion, this case indicates returns in the high teens.

+ Flat Margins Case (Exhibit 13): Provided for illustrative purposes only, this case assumes flat margins and 3% annual revenue growth, starting from the reduced 2001 base. Assuming no multiple expansion, this case indicates returns in the high single digits.


VI. TIMING AND NEXT STEPS

We have committed to Crandall that we will give her a response as to our interest level in pursuing this transaction early this week. We have explained that it is difficult for us to reach a conclusion on the transaction before they have finalized their view about the projected financial performance of the business and the sources of profit improvement. Thus we anticipate that we could gain some additional time before giving her our definitive response. However, we will still need to be very specific as to the open due diligence items and what level of proof is required to address these issues.

ATTACHMENTS

Exhibit 1:     Summary Comparative Operating Statistics

Exhibit 2:     Sara Lee Case Study

Exhibit 3:     Snug 2000 Budgeted Profit from Operations

Exhibit 4:     Quarterly Performance vs. Budget

Exhibit 5:     Snug 2000 Actual Profit from Operations

Exhibit 6:     2000 Purchasing Initiatives

Exhibit 7:     Consolidated Claims Experience

Exhibit 8:     Wholesale Trends

Exhibit 9:     3-Year Stock Price History

Exhibit 10:    3-Year Stock Price Histogram

Exhibit 11:    Preliminary LBO Model: Management Base Case

Exhibit 12:    Preliminary LBO Model: Management Downside Case

Exhibit 13:    Preliminary LBO Model: Flat Margins Case
                                                                               *

* Omitted and filed separately with the Commission.

Project Snug
--------------------------------------------------------------------------------
Exhibit 1: Summary Comparative Operating Statistics ($ in millions unless noted)

                       1987    1988    1989    1990    1991    1992    1993    1994    1995    1996    1997    1998    1999    LTM
                       ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ---
Revenue Growth
Springs Industries      NA     10%      5%      (2%)     1%      5%       2%     2%      8%     (1%)     0%     (2%)     2%     NA
Westpoint Stevens       NA     NA      NA       NA      NA      NA        0%     6%      3%     (9%)    10%      7%      6%     NA
Dan River               NA     NA      NA       NA      NA      NA       NA     17%      4%     (1%)    26%      9%     22%     NA

EBITDA Growth
Springs Industries      NA      4%      5%     (10%)    (5%)    21%       4%     8%      3%    (12%)     5%    (10%)    23%     NA
Westpoint Stevens       NA     NA      NA       NA      NA      NA        7%     7%      4%      3%     12%     15%      8%     NA
Dan River               NA     NA      NA       NA      NA      NA       NA    164%     37%     (4%)   106%     14%     15%     NA

Gross Profit Margin
Springs Industries      20%    19%     20%      19%     19%     20%      20%    20%     18%     18%     18%     18%     19%    20%
Westpoint Stevens       NA     NA      NA       NA      NA      18%       7%     7%     11%     24%     25%     26%     27%    27%
Dan River               NA     NA      NA       NA      NA      NA       10%    14%     15%     15%     20%     20%     18%    19%

EBITDA Margin
Springs Industries      11%    10%     10%       9%      9%     10%      10%    11%     10%      9%     10%      9%     11%    12%
Westpoint Stevens       NA     NA      NA       NA      NA      14%      15%    15%     15%     17%     17%     18%     19%    18%
Dan River               NA     NA      NA       NA      NA      NA        3%     7%      9%      9%     14%     15%     14%    15%

EBIT Margin
Springs Industries       7%     7%      6%       5%      4%      6%       6%     7%      6%      5%      6%      5%      6%     7%
Westpoint Stevens       NA     NA      NA       NA      NA       4%      (6%)   (6%)    (1%)    12%     12%     14%     14%    14%
Dan River               NA     NA      NA       NA      NA      NA       (2%)    2%      4%      3%      8%      9%      7%     9%

ROE
Springs Industries      NA     10%     12%      (1%)     5%      8%       8%    11%     11%     12%      9%      5%      9%     NA
Westpoint Stevens       NA     NA      NA       NA      NA      NA     (702%)   85%     31%    (12%)   (16%)   (20%)   (21%)    NA
Dan River               NA     NA      NA       NA      NA      NA       NA     10%      0%      8%     11%      8%      6%     NA

Pre-Tax EBIT ROA
Springs Industries      NA     11%     11%       8%      6%      9%      10%    11%      9%      8%      9%      7%      9%     NA
Westpoint Stevens       NA     NA      NA       NA      NA      NA       (5%)   (6%)    (1%)    15%     17%     18%     18%     NA
Dan River               NA     NA      NA       NA      NA      NA       NA      2%      4%      4%     11%      8%      6%     NA

Pre-Tax EBIT ROIC
Springs Industries      NA     18%     15%      11%      9%     12%      13%    15%     14%     11%     13%     11%     13%     NA
Westpoint Stevens       NA     NA      NA       NA      NA      NA       (7%)  (10%)    (2%)    27%     30%     30%     29%     NA
Dan River               NA     NA      NA       NA      NA      NA       NA      3%      6%      5%     14%     10%      8%     NA

PROJECT SNUG                                   PRELIMINARY DRAFT -- CONFIDENTIAL
--------------------------------------------------------------------------------
EXHIBIT 2: SARA LEE CASE STUDY

OVERVIEW OF SARA LEE'S OUTSOURCING STRATEGY

- In September 1997, Sara Lee announced plans for a "fundamental reshaping" of its operations that would "deverticalize" its structure by shedding manufacturing assets, outsourcing its production and focus on building its brand name.

- Using Nike Inc. as a model, Sara Lee noted that the value added would be in the design and branding of the product.

   - In announcing the plan, Sara Lee stated that it was "imperative" for companies to focus on new products, managing brands and building market share, an area where it had been lacking.

   - Management noted that Pillsbury, for example, spent $88 million on its brand, more than 25 times what Sara Lee spent.

- The actions sought to mollify investor dissatisfaction. Sara Lee's shares were selling at a 20% discount to the overall market. In addition, its multiples were lagging behind its peers and its sales growth had slowed.

-  The plan focused on a four-part restructuring:

   1) Management planned to deverticalized operations by selling manufacturing operations and outsource its work to these firms. Sara Lee aimed to achieve $3 billion in surplus cash from this strategy

   2) Sara Lee also sought to divest businesses that failed to meet its standards for returns on capital. These divestitures were expected to increase returns on invested capital (ROIC) from 16% to 20%.

   3) Management targeted cost-cutting measures in an attempt to reduce SG&A expenses, which accounted for 29% of the sales base.

   4) With $4 billion in proceeds from asset sales and outsourcing, management sought to repurchase outstanding shares.

- With these initiatives, management targeted an EPS growth rate of 13% to 15%, compared to its historical growth of 6% for the five years prior.

PROJECT SNUG                                  PRELIMINARY DRAFT -- CONFIDENTIAL
-------------------------------------------------------------------------------
EXHIBIT 2: SARA LEE CASE STUDY (CONT'D.)

IMPLEMENTATION

- Within the first month, Sara Lee sold 9 yarn and textile facilities for $600 million and outlined plans to sell four more facilities for a total of $1.4 billion. By the following month, Sara Lee stock had gained over ten points for a 26% gain in its stock price to $52 per share, its 52-week high.

- Within the following year, Sara Lee had shut 34% of its facilities earmarked for closure. It sold its Household and Body Care production units for $125 million and a meat products facility for $500 million. The Company announced its plan to sell its turkey meat facilities, sold three factories in Europe for $200 million and cut its tobacco unit for $1.08 billion.

- By 1999, the company had closed or consolidated 78 facilities and signed 30 outsourcing arrangements.

RESULTS

- As a result, capital expenditures as a percent of sales dropped from 4.9% in 1993 to 2.4% in 1998, and 1.9% of sales in 1999. Furthermore, Sara Lee achieved almost $200 million in working capital savings.

- Sara Lee also grew its EPS to $2.50 by 1998, on target with 13% earnings growth, despite foreign currency translation problems that plagued the company throughout the year. At the same time, the Company's EPS multiple expanded to over 25x forward estimates.

- Sara Lee was also able to increase its dividend to $1.45 per share from $0.84 per share over three years, mainly as a result of over $3.0 billion in share repurchases.

- The Company also witnessed a 60-basis point rise in EBIT margin to 9.7%, driven by operating leverage, a favorable product mix shift and higher hedging gains.

-    Furthermore, ROIC climbed from 16% to 17.5% in 1998, and 21.3% in 2000.

- For the year following the announcement, Sara Lee's stock price rose as much as 47% to $64.00 per share. However, Sara Lee's stock had slumped in 1999, due in part to worries about listeria outbreaks. It has taken some time to recover, and has only recently reached levels seen in 1998.

PROJECT SNUG
--------------------------------------------------------------------------------
EXHIBIT 3: SNUG 2000 BUDGETED PROFIT FROM OPERATIONS (PFO)


                  [BAR GRAPH:


                              PFO Contribution (mm)

1999 PFO                           $134.0
Growth & Acct. Mix                  $28.8
Manufacturing Efficiencies          $32.3
Purchasing                          $26.5
General & Administrative            -$3.0
2000 Budgeted PFO                  $218.6
  (Pre-contingency)
Contingency                         $38.6
2000 Budget                        $180.0]

PROJECT SNUG
--------------------------------------------------------------------------------
EXHIBIT 4: QUARTERLY PERFORMANCE VS. BUDGET

                                                                                               Full
                                   Q1             Q2             Q3             Q4             Year
                                 --------------------------------------------------------------------
Budgeted PFO                      $37.0          $42.0          $48.1          $53.1          $180.2

Changes:
  Volume                          $ 4.4          ($0.9)         ($4.3)         ($9.2)         ($10.0)
  Claims                           (8.3)          (4.3)          (6.3)          (4.2)          (23.1)
  Loss on Close-Outs/Seconds       (1.5)          (0.6)          (2.7)          (8.8)          (13.6)
  Window Fashions
    Blindmaker                      0.0            0.0           (1.7)          (2.1)           (3.6)
    Sales Tax                       0.0           (2.2)           0.0            0.0            (2.2)
  USDA Cotton Rebate                2.2            1.5            1.3            1.2             6.2
  AIP, Profit Sharing               0.0            4.7            3.0            6.8            14.5
  Plant Standings                   0.0            0.0           (0.8)          (3.2)           (4.0)
  All Other                         6.2            1.7           (1.4)          (6.7)            0.3
                                  -----          -----         ------         ------          ------
    Total Changes                 $ 3.0          ($0.1)        ($12.9)        ($25.7)         ($35.7)

Current Projections               $40.0          $41.9          $35.2           $27.4         $144.5

PROJECT SNUG
--------------------------------------------------------------------------------
EXHIBIT 5: SNUG 2000 ACTUAL PROFIT FROM OPERATIONS (PFO)



                                  [BAR GRAPH:


                           2000 PFO Contribution (mm)

1999 PFO                                $134.0

Expected Growth
 & Acct. Mix:
     Budget                             $ 28.8
     Less: Volume                      -$ 10.0
     Less: Claims                      -$ 23.1
     Less: Loss of Closeouts           -$ 13.6
                                        ------
     Actual                            -$ 17.9

Manufacturing
 Efficiencies:
     Budget                             $ 32.3
     Less: Towels                      -$ 11.0
     Less: Window Fashions             -$  6.0
     Less: Plant Standings             -$  4.0
     Less: Other                       -$  3.8
                                        ------
     Actual                             $  7.5

Purchasing:
     Budget                             $ 26.5
     Additional Savings                  $ 3.8
                                        ------
     Actual                             $ 31.3

2000 Actual                             $145.0
2000 Budget (excl. Contingency)         $180.0]

PROJECT SNUG
--------------------------------------------------------------------------------
EXHIBIT 6: 2000 PURCHASING INITIATIVES


                                                                          VARIANCE VS. BUDGET
                                                                          -------------------
COMMODITY                                              ACTUAL     BUDGET      $       %
-------------------------------------------------- ------------ --------- --------- ---------
Fab/Packaging/Other                                    $6,658    $2,980    $3,678    123.4%
Utilities                                               4,731     4,000       731     18.3%
Polyester                                              (3,468)   (3,869)      401     10.4%
MRO/Supplies                                            3,227     2,827       400     14.1%
Chemicals                                               2,265     2,875      (610)   (21.2%)
Yarn                                                    1,754     1,999      (245)   (12.3%)
Backing/Coatings                                        1,455       360     1,095    304.2%
Contract Labor                                          1,136       759       377     49.7%
Dyes                                                      997       600       397     66.2%
Travel                                                    954     1,200      (246)   (20.5%)
Cap/Constr/Other                                          938     1,063      (125)   (11.8%)
                                                      -------   -------   -------    ------
  Subtotal (excl. Cotton, Greige & Natural Gas)       $20,647   $14,794    $5,853     39.6%

Cotton                                                $11,710   $12,742   ($1,032)    (8.1%)
Greige                                                  3,566       535     3,031    566.5%
Natural Gas                                            (4,592)        0    (4,592)      NM
                                                      -------   -------   -------    ------
  Subtotal (Cotton, Greige & Natural Gas Only)        $10,684   $13,277    (2,593)   (19.5%)

  Total                                               $31,331   $28,071     3,260     11.6%

EXHIBIT 7

                                                       CONSOLIDATED CLAIMS EXPERIENCE

                                                    1999                                                  2000
                                ---------------------------------------------       -----------------------------------------------
                                 Q1        Q2        Q3         Q4       Year       Q1          Q2         Q3         Q4       Year
                                ---       ---       ---        ---       ----       ---        ---        ---        ---       ----
Core B+B Net Sales              354       301       308        284       1247       345        315        326        316       1303
Windows/Other Net Sales         230       244       255        246        975       248        258        248        265       1018

Consolidated Net Sales          584       545       583        529       2221       593        573        574        581       2321

Returns                           *         *         *          *          *         *          *          *          *          *
 % CB+B Net Sales                 *         *         *          *          *         *          *          *          *          *

Promotional                       *         *         *          *          *         *          *          *          *          *
 % CB+B Net Sales                 *         *         *          *          *         *          *          *          *          *

Operational                     5.3       4.3       6.5        3.0       19.1       7.3        9.3        6.5        6.5       29.6
 % CB+B Net Sales               1.5%      1.4%      2.1%       1.1%       1.5%      2.1%       3.0%       2.0%       2.1%       2.3%

Other                           0.0       0.0       0.0        3.3        3.3       2.4       -2.5        0.0        0.0       -0.1
 % CB+B Net Sales               0.0%      0.0%      0.0%       1.2%       0.3%      0.7%      -0.8%       0.0%       0.0%       0.0%

Total Core Bed + Bath Claims      *         *         *          *          *         *          *          *          *          *
 % CB+B Net Sales                 *         *         *          *          *         *          *          *          *          *

Budget 2000                                                                           *          *          *          *          *
                                                                                      *          *          *          *          *

Windows/Other Total Claims        *         *         *          *          *         *          *          *          *          *
 % Windows?Other N.S.             *         *         *          *          *         *          *          *          *          *

Consolidated Claims               *         *         *          *          *         *          *          *          *          *
 % Total Net Sales                *         *         *          *          *         *          *          *          *          *

* Omitted and filed separately with the Commission.

                                                                       Exhibit 8
                                                                       ---------

                                WHOLESALE TRENDS

                    Inventory                                      Realization
1999                  Sold         Revenue        Loss                 %
----                ---------      -------       ------             ---------
Quarter 1                   *         12.5           *                  *
Quarter 2                   *         13.3           *                  *
Quarter 3                   *         13.1           *                  *
Quarter 4                   *         (0.3)          *                  *
                     --------      -------       ------              ------
Total Year 1999             *         38.9           *                  *
---------------      ========      =======       ======              ======



2000
----
Quarter 1                   *          9.6           *                  *
Quarter 2                   *         13.0           *                  *
Quarter 3                   *         12.3           *                  *
Quarter 4                   *         12.6           *                  *
                     --------      -------       ------              ------
Total Year 2000             *         47.6           *                  *
===============      ========      =======       ======              ======

* Omitted and filed separately with the Commission.

PROJECT SNUG
--------------------------------------------------------------------------------
EXHIBIT 9: 3-YEAR STOCK PRICE HISTORY



                        [STOCK PRICE HISTORY LINE GRAPH:

                          S&P 500 Composite (Indexed)
                          Westpoint Stevens (Indexed)
                                      Snug
                              Dan River (Indexed)

                           Dates: 1/20/98 -- 11/20/00]

PROJECT SNUG
--------------------------------------------------------------------------------
EXHIBIT 10: 3-YEAR STOCK PRICE HISTOGRAM



                                  [BAR GRAPH:


                                                     Days Closing Price in Range
         Stock Price Range                                  (Last 3 Years)

                < $25                                              17
            $25 - $30                                              74
            $30 - $35                                             154
            $35 - $40                                             252
            $40 - $45                                             124
            $45 - $50                                              35
            $50 - $55                                              28
                > $55                                              74]

                                   EXHIBIT 11
Project Snug                                                      Case Mgmt Base
OVERVIEW                                                        Cap Struct: Base
(Amounts in Millions)                                            No Acquisitions

EQUITY PURCHASE PRICE

Current Share Price (1/19/01)      $33.19

Premium Paid                         26.6%
                                   -------
     Purchase Price Per Share      $42.00

Share Outstanding                    18.1
                                   -------
     Equity Purchase Price         $762.2


PRO FORMA SHARE OWNERSHIP              Shares         Value
                                      --------       -------
Rolled-Over Close Family Shares          7.2          $301.7

* Shares                                 1.8           $75.4
Heartland Shares                         5.4           226.2
                                        ----          ------
     Total Outside Investors             7.2          $301.7

Shares Repurchased with Debt             3.8          $158.9

Total Equity Purchase Price             18.1          $762.2


SOURCES                       Rate           $              %
                            --------     ---------      ---------
Revolver                      9.0%          50.0           0.0%
Senior Debt                   9.0%         558.7          48.1%
Subordinated Debt            12.0%           0.0           0.0%
Roll-Over Equity                           301.7          26.0%
Investors' Equity                          301.7          26.0%
                                           -----          ----
     Total Sources                      $1,162.0         100.0%
                                        --------         -----
USES
Equity Purchase Price                     $762.2
Refinance Existing Debt                    373.0
Transaction Expenses                        29.5
Prepayment Penalties                         0.0
Existing Cash                               (2.7)
                                        ---------
     Total Uses                         $1,162.0
                                        ---------


ACQUISITION MULTIPLES                        Multiples           Amount         Enterprise          Transaction
                                             ---------           ------         ----------          -----------
Purchase Price                               Revenue
--------------
Equity Purchase Price         $762.2           FYE 12/30/00      $2,278.1       0.5%                0.5%
Plus: Net Debt                 370.3           FYE 12/31/01       2,313.2       0.5                 0.5
                               -----
Enterprise Value            $1,132.5         EBITDA
Plus: Fees & Expenses           29.5           FYE 12/30/00        $254.0       4.5%                4.6%
Transaction Value           $1,162.0           FYE 12/31/01         255.8       4.4                 4.5
                            --------
                                             EBIT
                                               FYE 12/30/00        $145.0       7.8%                8.0%
                                               FYE 12/31/01         133.0       7.4                 7.6


FINANCIAL SUMMARY                         Historical                       Fiscal Year Ending December 31,
                              --------------------------------     -------------------------------------------------
                              1998 PF     1999 PF     2000E PF     2001        2002        2003        2004        2005
                              -------     -------     --------    ------      ------      ------      ------      ------
Revenue                       $2,180.5    $2,220.5    $2,278.1    $2,313.2    $2,453.9    $2,610.2    $2,756.8    $2,915.9
Gross Profit                     384.7       419.6       437.4       449.9       490.0       552.2       587.2       626.2
EBITDA                           191.5       239.1       254.0       255.8       290.7       354.2       373.9       404.2
PFO                              104.5       134.1       145.0       153.0       175.0       217.2       233.4       251.9
EBIT                             104.5       137.8       145.0       139.5       158.8       198.0       213.5       231.3
Net Income                                                            55.5        69.7        96.5       112.0       130.8
Cap Ex                           120.5       166.8       100.0       144.0       168.0       139.0       125.0       125.0
Interest Expense                                         $50.3       $47.0       $42.7       $37.2       $26.8       $13.3

Revenue Growth                                 1.8%        2.6%        1.5%        6.1%        6.4%        5.6%        5.8%
Gross Margin                      17.6%       18.9%       19.2%       19.4%       20.0%       21.2%       21.3%       21.5%
EBITDA Margin                      8.8%       10.8%       11.1%       11.1%       11.8%       13.2%       13.6%       13.9%
PFO Margin                         4.8%        6.0%        6.4%        6.6%        7.1%        8.3%        8.5%        8.6%
EBIT Margin                        4.8%        6.2%        6.4%        6.0%        6.5%        7.6%        7.7%        7.9%

CREDIT RATIOS
EBITDA/Interest                                4.8%        5.1%        5.4%        6.8%        9.1%       14.0%       30.5%
(EBITDA-CapEx)/Int.                            1.4         3.1         2.4         2.9         5.5         9.3        21.1
Net Debt/EBITDA                                2.3         2.2         1.9         1.6         1.1         0.6         0.2

Total Debt/EBITDA                              2.3         2.2         1.9         1.6         1.1         0.6         0.2
% of Debt Remaining                                      100.0%       87.0%       82.7%       65.3%       41.2%       11.6%

FINANCIAL MEASURES
Asset Turns                                                            1.40%       1.46%       1.51%       1.58%       1.68%
Days Sales in Inventory (COGS)                                        90.6        88.5        86.3        84.9        83.7
PRE-TAX EDIT ROIC                                                     11.6%       13.0%       15.9%       17.4%       19.3%


FINANCIAL RETURNS                                    Trailing EBITDA Exit Multiple
                                   -------------------------------------------------------------------
PRIVATE SALE IN 2005                 3.5%          4.0%           4.5%           5.0%           5.5%
                                    ------        ------         ------         ------         ------
*                                    16.8%         20.1%          23.0%          25.6%          28.1%
Gain to Management                  $37.3         $47.4          $57.5          $67.6          $77.7

PRIVATE SALE IN 2003
*                                    11.3%         18.2%          24.3%          29.9%          35.1%
Gain to Management                  $12.0         $20.6          $29.3          $37.9          $46.5


% OWNERSHIP                                       Capital
                         Primary        F.D.      Amount
                         -------       ------     -------
*                         12.5%         11.9%      $75.4
Heartland                 37.5%         35.6%      226.2
Close Family              50.0%         47.5%      301.7
Management                 0.0%          5.0%        0.0
                         -----         -----      ------
  Total                  100.0%        100.0%     $603.3


* Omitted and filed separately with the Commission.

                                   EXHIBIT 12                Case: Mgmt Downside
Project Snug                                                   Cap Struct: Base
Overview                                                       No Acquisitions
(Amounts in millions)

Equity Purchase Price
Current Share Price (1/19/01)      $33.19
Premium Paid                         26.6%
     Purchase Price Per Share      $42.00
Shares Outstanding                   18.1
     Equity Purchase Price         $762.2

Pro Forma Share Ownership              Shares     Value
                                       ------     -----
Rolled Over Close Family Shares         7.2       $301.7

* Shares                                1.8        575.4
Heartland Shares                        5.4        226.2
                                       ------     -----
     Total Outside Investors            7.2       $301.7

Shares Repurchased with Debt            3.8       $158.9

Total Equity Purchase Price            18.1       $762.2

Sources                  Rate          $          %
                        -----      --------    ------
Revolves                 9.0%          50.0      0.0%
Senior Debt              9.0%         558.7     48.1%
Subordinated Debt       12.0%           0.0      0.0%
Roll-Over Equity                      301.7     26.0%
Investors' Equity                     301.7     26.0%
                                   --------    ------
     Total Sources                 $1,162.0    100.0%
                                   --------    ------
Uses
Equity Purchase Price                 762.2
Refinance Existing Debt               373.0
Transaction Expenses                   29.5
Prepayment Penalties                    0.0
Existing Cash                          (2.7)
                                   --------
     Total Uses                    $1,162.0

Acquisition Multiples                             Multiples            Amount     Enterprise    Transaction
                                                  ------------        --------    ----------    -----------
Purchase Price                                    Revenue

Equity Purchase Price             $  762.2        FYE 12/30/00        $2,276.1       0.5x           0.5x
Plus: Net Debt                       370.3        FYE 12/31/01         2,313.2       0.5            0.5
Enterprise Value                  $1,832.5        EBITDA
Plus: Fees & Expenses                 29.5        FYE 12/30/01        $  254.0       4.5x           4.6x
                                  --------
Transaction Value                 $1,162.0        FYE 12/31/01           259.2       4.4            4.5
                                  --------
                                                  EBIT
                                                  FYE 12/30/00        $  145.0       7.8x           8.0x
                                                  FYE 12/31/01           153.0       7.4            7.0

Financial Summary             Historical                    Fiscal Year Ending December 31,
                    ----------------------------   ------------------------------------------------
                     1998 PF    1999PF  2000E PF     2001     2002      2003      2004     2005
                    --------  --------  --------   --------  --------  --------  --------  --------
Revenue             $2,180.5  $2,220.5  $2,278.1   $2,313.2 $2,398.0  $2,496.7  $2,565.6  $2,641.4
Gross Profit           384.7     419.6       0.0      449.9    474.1     505.4     521.4     $39.9
EBITDA                 191.5     239.1     254.0      259.2    284.6     314.6     334.7     355.6
PPO                    104.5     134.1     145.0      153.0    166.3     184.9     192.2     200.9
EBIT                   104.5     137.8     145.0      143.0    152.8     167.4     374.3     182.7
Net Income                                             55.9     62.6      73.9      83.2      95.0
Cap Ex                 120.5     166.8     100.0      144.0    168.0     139.0     125.0     125.0
Interest Expense                           $50.3      $49.8    $48.5     $44.2     $35.7     $24.3

Revenue Growth                     1.8%      2.6%       1.5%     3.7%      4.1%      2.8%      3.0%
Gross Margin            17.6%     18.9%      0.0%      19.4%    19.8%     20.2%     20.3%     20.4%
EBITDA Margin            8.8%     10.8%     11.1%      11.2%    15.9%     12.6%     13.0%     13.5%
PFO Margin               4.8%      6.0%      6.4%       6.6%     6.9%      7.4%      7.5%      7.6%
EBIT Margin              4.8%      6.2%      6.4%       6.2%     6.4%      6.7%      6.8%      6.9%

Credit Ratios:
EBITDA/Interest                    4.8x      5.1x       5.2x     5.9x      7.1x      9.4x     14.6x
(EBITDA-CapEx) mgmt                1.4       3.1        2.3      2.4       4.0       5.9       9.5
Net Debt/EBITDA                    2.3       2.2        2.1      1.9       1.4       1.0       0.6
Total Debt/EBITDA                  2.3       2.2        2.1      1.9       1.4       1.0       0.6
&% of Debt Remaining                      100.0%      98.2%    94.6%     81.2%     60.7%     36.8%

Financial Resources
Asset Turns                                            1.40x    1.43x     1.46x     1.50x     1.57x
Days Sales in
 Inventory (COOS)                                      91.2     89.7      88.1      86.9      85.6
Pre-Tax EBIT ROIC                                     11.5%    11.5%     12.9%     13.6%     14.6%

Financial Returns                                           Trailing EBITDA Exit Multiple
                                                   ----------------------------------------------
Private Sale in 2005                                3.5x       4.0x      4.5x      5.0x      5.5x
                                                   -----      -----     -----     -----     -----
*                                                   11.1%      14.5%     17.6%     20.4%     23.0%
Gain to Management                                 $22.0      $30.9     $39.8     $48.0     $57.5

Private Sale in 2001

*                                                    2.3%       9.6%     16.1%     21.9%     27.2%
Gain to Management                                  $2.2      $10.1     $17.9     $25.8     $33.7

% Ownership                            Capital
                   Primary     P.D.     Amount
                   ------    ------    ------
*                   12.5%     11.9%     $25.4
Heartland           37.5%     35.6%     226.2
Close Family        50.0%     47.5%     301.7
Management           0.0%      5.0%       0.0
                   ------    ------    ------
     Total         100.0%    100.0%    $603.7

* Omitted and filed separately with the Commission.

PROJECT SNUG                      EXHIBIT 13                  Case: Flat Margins
OVERVIEW                                                      Cap Street: Base
(AMOUNTS IN MILLIONS)                                         No Acquisitions

EQUITY PURCHASE PRICE
Current Share Price (1/19/01)        $33.19
Premium Paid                           26.6%
                                     ------
     Purchase Price Per Share        $42.00
Shares Outstanding                     18.1
                                     ------
     Equity Purchase Price           $762.2



PRO FORMA SHARE OWNERSHIP
                                   SHARES    VALUE
                                   ------   ------
Rolled-Over Close Family Shares      7.2    $301.7

* Shares                             1.8     $75.4
Heartland Shares                     5.4     226.2
                                   ------   ------
     Total Outside Investors         7.2    $301.7

Shares Repurchased with Debt         3.8    $158.9

Total Equity Purchase Price         18.1    $762.2



SOURCES                  Rate      $          %
                        -----   -------     ----
Revolver                 9.0%      $0.0      0.0%
Senior Debt              9.0%     558.7     48.1%
Subordinated Debt       12.0%       0.0      0.0%
Roll-Over Equity                  301.7     26.0%
Investors' Equity                 301.7     26.0%
                               --------    -----
     Total Sources             $1,162.0    100.0%
                               ========    =====
USES
Equity Purchase Price            $762.2
Refinance Existing Debt           373.0
Transaction Expenses               29.5
Prepaying Penalties                 0.0
Existing Cash                      (2.7)
                               --------
     Total Uses                $1,162.0
                               ========



ACQUISITION MULTIPLES

                                             MULTIPLES       AMOUNT    ENTERPRISE   TRANSACTION
                                             ---------      --------   ----------   -----------
PURCHASE PRICE                               REVENUE

Equity Purchase Price     $762.2              FYE 12/30/00  $2,264.3      0.5x         0.5x
Plus: Net Debt             370.3              FYE 12/31/01   2,299.2      0.5          0.5
                        --------             EBITDA
Enterprise Value        $1,132.5              FYE 12/30/00    $254.0      4.5x         4.6x
Plus: Fees & Expenses       29.5              FYE 12/31/01     263.6      4.3          4.4
Transaction Value       $1,162.0             EBIT
                        --------              FYE 12/30/00    $145.0      7.8x         8.0x
                                              FYE 12/31/01     153.0      7.4          7.6


FINANCIAL SUMMARY

                                 HISTORICAL                    FISCAL YEAR ENDING DECEMBER 31,
                         ----------------------------  ------------------------------------------------
                          1998 PF   1999 PF  2000E PF    2001      2002      2003      2004      2005
Revenue                  $2,180.5  $2,220.5  $2,264.3  $2,299.2  $2,368.1  $2,439.2  $2,512.4  $2,587.7
Gross Profit                384.7     419.6     434.7     441.4     454.7     468.3     482.4     496.8
EBITDA                      191.5     239.1     254.0     263.6     271.4     279.4     287.7     296.2
PFO                         104.5     134.1     145.0     153.0     157.6     162.3     167.2     172.2
EBIT                        104.5     137.8     145.0     153.0     157.6     162.3     167.2     172.2
Net Income                                                 62.2      65.6      69.4      74.8      83.2
Cap Ex                      120.5     166.8     100.0     144.0     168.0     139.0     125.0     125.0
Interest Expense                                $50.3     $49.3     $48.3     $46.7     $42.5     $36.9

Revenue Growth                          1.8%      2.0%      1.5%      3.0%      3.0%      3.0%      3.0%
Gross Margin                 17.6%     18.9%     19.2%     19.2%     19.2%     19.2%     19.2%     19.2%
EBITDA Margin                 8.8%     10.8%     11.2%     11.5%     11.5%     11.5%     11.5%     11.4%
PFO Margin                    4.8%      6.0%      6.4%      6.7%      6.7%      6.7%      6.7%      6.1%
EBIT Margin                   4.8%      6.2%      6.4%      6.7%      6.7%      6.7%      6.7%      6.1%

CREDIT RATIOS
EBITDA/Interest                         4.8x      5.1x      5.4x      3.6x      6.0x      6.8x      8.0x
(EBITDA-CapEx)/int.                     1.4       3.1       2.4       2.1       3.0       3.8       4.6
Net Debt/EBITDA                         2.3       2.2       2.0       2.0       1.8       1.5       1.3
Total Debt/EBITDA                       2.3       2.2       2.0       2.0       1.8       1.5       1.3
% of Debt Remaining                             100.0%     95.9%     96.0%     89.7%     79.4%     67.4%

FINANCIAL MEASURES
Asset Turns                                                1.37x     1.36x     1.35x     1.36x     1.38x
Days Sales in Inventory (COGS)                            101.0      101.0     101.0     101.0     101.0
Pre-Tax EBIT ROIC                                          12.4%      12.3%     12.1%     12.3%     12.5%


FINANCIAL RETURNS
                                      Trailing EBITDA Exit Multiple
                            ------------------------------------------------
PRIVATE SALE IN 2005          3.5x      4.0x      4.5x      5.0x      5.5x
                            --------- -------- --------- --------- ---------
*                               1.7%     5.7%      9.2%     12.3%     15.1%
Gain to Management             $2.8    $10.2     $17.6     $25.0     $32.4

PRIVATE SALE IN 2001
*                              (7.6%)    0.7%      7.4%     13.5%     18.9%
Gain to Management             $0.0     $0.6      $7.6     $14.6     $21.6



% OWNERSHIP
                                         CAPITAL
                    PRIMARY    F.D.      AMOUNT
                    -------   -----      -------
*                    12.5%     12.9%       573.4
Heartland            37.5%     35.6%       226.2
Close Family         50.0%     47.5%       301.7
Management            0.0%      5.0%         0.0
                    -----     -----        -----
  Total             100.0%    100.0%      $601.3

* Omitted and filed separately with the Commission.

PROJECT SNUG
SHARE PRICE AND LEVERAGE SENSITIVITY ANALYSIS


RETURNS IN 2005 (ASSUMING EXIT MULTIPLE OF 4.5x 2005 EBITDA)

                                                            ACQUISITION PRICE PER SHARE
   FINANCIAL             CAPITAL             -------------------------------------------------------
     CASE               STRUCTURE              *         *         *         *         *         *
----------------------------------------------------------------------------------------------------
     Base Capital Structure
   Mgmt Base            Base                 28.9%     27.3%     25.8%     24.3%     23.0%     21.7%
   Mgmt Mid             Base                 26.9%     25.3%     23.9%     22.4%     21.1%     19.8%
Mgmt Downside           Base                 24.8%     23.2%     21.7%     20.3%     19.0%     17.7%

2.75x Leverage Capital Structure
   Mgmt Base        2.75x Leverage           36.7%     33.7%     31.0%     28.6%     26.4%     24.4%
   Mgmt Mid         2.75x Leverage           34.3%     31.3%     28.7%     26.3%     24.2%     22.2%
Mgmt Downside       2.75x Leverage           31.6%     28.7%     26.1%     23.8%     21.7%     19.8%

   3x Leverage Capital Structure
   Mgmt Base         3x Leverage             41.4%     37.6%     34.2%     31.3%     28.7%     26.4%
   Mgmt Mid          3x Leverage             38.8%     35.0%     31.8%     28.9%     26.4%     24.0%
Mgmt Downside        3x Leverage             35.8%     32.1%     28.9%     26.1%     23.7%     21.4%

* Omitted and filed separately with the Commission.

Project Snug                                                     Care: Mgmt Mid
Overview                                              Cap Stock: 2.75x Leverage
--------                                                    No Acquisitions
(Amounts in millions)

EQUITY PURCHASE PRICE

Current Share Price (1/19/01)           $33.19

Premium Paid                               8.5%
     Purchase Price Per Share           $36.00
Shares Outstanding                        18.0
     Equity Purchase Price              $648.3

-------------------------------------------------------------------------------

PRO FORMA SHARE OWNERSHIP                   Shares         Value
                                          ----------    ----------
Rolled-Over Close Family Shares              7.2            $258.6

Outside Investors Shares                     2.5             591.0
Other Equity Shares                          0.0               0.0
                                             ---               ---
     Total Outside Investors                 2.5             591.0

Shares Repurchased with Debt                 8.3            $298.7

Total Equity Purchase Price                 10.0            $648.3

-------------------------------------------------------------------------------

SOURCES                       Rate           $              %
                          ----------     ----------    ---------
Revolver                      9.0%           $0.0         0.0%
Senior Debt                   9.0%          $71.5        54.5%
Subordinated Debt            13.0%          127.0        12.1%
Roll-Over Equity                            258.6        24.7%
Investors' Equity                            91.0         8.7%
                                             ----        -----
     Total Sources                       $1,048.1       100.0%
                                         --------       ------

USES
Equity Purchase Price                      $648.3
Refinance Existing Debt                     373.0
Transaction Expenses                         29.5
Prepayment Penalties                          0.0
Existing Cash                                (2.7)
                                         --------
     Total Uses                          $1,068.1

-------------------------------------------------------------------------------

ACQUISITION MULTIPLES                                   Multiples                 Amount         Enterprise     Transaction
                                                        ---------                 ------         ----------     -----------
Purchase Price                                          Revenue
--------------
Equity Purchase Price                     $643.3            FYE 12/30/00          $2,278.2          0.4x           0.5x
Plus: Net Debt                             370.3            FYE 12/31/01           2,313.2          0.4            0.5
                                           -----
Enterprise Value                        $1,018.5          EBITDA
Plus: Fees & Expenses                       29.5            FYE 12/30/00            $254.0          4.0x           4.0x
                                            ----
Transaction Value                       $1,048.1            FYE 12/31/01             257.5          4.0            4.1
                                        --------
                                                          EBIT
                                                            FYE 12/30/00            $145.0          7.0x           7.2x
                                                            FYE 12/31/01            $153.0          6.7            6.9


-----------------------------------------------------------------------------------------------------------------------------------
Financial Summary                  Historical                                        Fiscal Year Ending December 31,
                          --------------------------------------------------      -----------------------------------------------
                           1998 PF      1999PF         2000EPF       2001           2002        2003         2004         2005
                          ---------    ---------     ----------    ---------      --------    --------      --------     --------
Revenue                    $2,180.5     $2,220.5      $2,278.1       $2,313.2     $2,426.0    $2,553.1      $2,660.0     $2,776.1
Gross Profit                  384.7        419.6         437.4          444.1        477.0       523.2         548.1        576.0
EBITDA                        191.5        239.1         254.0          257.5        288.6       330.6         354.8        380.1
                           --------     --------      --------       --------     --------    --------      --------     --------
PPO                           104.5        134.1         145.0          153.0        171.0       201.8         213.3        226.6
EBIT                          104.5        137.8         145.0          141.2        150.8       183.5         194.4        207.3
Net Income                                                               45.3         36.6        73.1          86.8        101.4
Cap Ex                        120.5        166.8         100.0          144.0        168.0       139.0         125.0        125.0
                                                         567.9          365.8        362.5       538.4         549.8        538.3

Revenue Growth                               1.6%          2.6%           1.5%         4.9%        5.2%          4.2%         4.0%
Gross Margin                   17.6%        18.9%         19.2%          19.2%        19.7%       20.5%         20.6%        20.7%
EBITDA Margin                   8.8%        10.8%         11.1%          11.1%        13.9%       13.0%         13.3%        13.7%
PPO Margin                      4.8%         6.0%          6.4%           6.6%         7.1%        7.9%          8.0%         8.2%
EBIT Margin                     4.8%         6.2%          6.4%           6.3%         6.5%        7.2%          7.3%         7.5%

Credit Ratios
-------------
EBITDA/Interest                              3.5x          3.7x           3.9x         4.6x        5.7x          7.1x         9.9x
(EBITDA-CapEx) Mgmt                          1.1           2.3            1.7          1.9         3.3           4.6          6.7
Net Debt/EBITDA                              2.9           2.8            2.5          2.2         1.7           1.2          0.8
Total Debt/EBITDA                            2.9           2.8            2.5          2.2         1.7           1.2          0.8
% of Debt Remaining                                      100.0%          91.4%        89.4%       78.4%         62.0%        41.8%

Financial Measures
------------------
Asset Terms                                                              1.40x         1.45x      1.49x         8.54x        1.62x
Days Sales in Inventory (COGS)                                           90.9         89.1        87.2          85.9         84.6
Pre-Tax EBIT RONC                                                        11.7%        12.8%       14.8%         15.9%        17.4%


-------------------------------------------------------------------------------

Financial Returns                         Trailing EBITDA Exit Multiple
                                -----------------------------------------------
Private Sale in 2005                 3.5x      4.0x      4.5x      3.0x   3.5x
--------------------            -----------------------------------------------
Outside Investors                    23.5%     27.6%     31.3%    34.6%   37.6%
Gain to Management                  $34.4     $43.9      $53.4    $62.9   $72.4

Private Sale in 2003
--------------------
Outside Investors                    19.5%     29.2%      37.6%    45.0%   51.9%
Gain to Management                  $13.0     $21.3      $29.5    $37.8    $46.1

-------------------------------------------------------------------------------

% Ownership                                                Capital
                                  Primary        F.D.      Amount
                             ---------------   -------   ----------
Outside Investors                  26.0%        24.7%       $91.0
Other Equity                        0.0%         0.0%         0.0
Close Family                       74.0%        70.3%       258.6
Management                          0.0%         5.0%         0.0
                                   -----        -----         ---
     Total                         100.0%      100.0%      $349.6

-------------------------------------------------------------------------------

Project Snug                                                 Case: Mgmt Mid
Overview                                                 Cap Struck: 3x Leverage
(Amounts in millions)                                        No Acquisitions



Equity Purchase Price
Current Share Price (1/19/01)       $33.19
Premium Paid                          8.5%
                                    ------
  Purchase Price Per Share          $36.00
Shares Outstanding                    18.0
                                    ------
  Equity Purchase Price             $648.3


Pro Forma Share Ownership               Shares    Value
                                        ------    -----
Rolled-Over Close Family Shares            7.2    $258.6

Outside Investors Shares                   0.8     527.5
Other Equity Shares                        0.0       0.0
                                        ------    ------
  Total Outside Investors                  0.8     527.5

Shares Repurchased with Debt              10.1    $362.2

Total Equity Purchase Price               18.0    $648.3


Sources                    Rate         $          %
                           ----      -------    -------
Revolves                    9.0%         $0.0      0.0%
Senior Debt                 9.0%        635.0     60.6%
Subordinated Debt          13.0%        127.0     12.1%
Roll-Over Equity                        258.6     24.7%
Investors' Equity                        27.5      2.6%
                                     --------    ------
  Total Sources                      $1,048.1    100.0%
                                     --------    ------

Uses
Equity Purchase Price                $  648.3
Refinance Existing Debt                 373.0
Transaction Expenses                     29.5
Prepayment Penalties                      0.0
Existing Cash                            (2.7)
                                     --------
  Total Uses                         $1,048.1
                                     --------


Acquisition Multiples                                     Multiples             Amount     Enterprise     Transaction
                                                          ---------             ------     ----------     -----------
Purchase Price                                            Revenue
Equity Purchase Price               $  648.3               FYE 12/30/00         $2,278.1      0.4x            0.5x
Plus: Net Debt                         370.3               FYE 12/31/01          2,313.2      0.4             0.5
                                    --------
Enterprise Value                    $1,018.5              EBITDA
Plus: Fees & Expenses                   29.5               FYE 12/30/00         $  254.0      4.0x            4.1x
                                    --------
Transaction Value                   $1,048.1               FYE 12/31/01            257.5      4.0             4.1
                                    --------              EBIT
                                                           FYE 12/30/00         $  145.0      7.0x            7.2x
                                                           FYE 12/31/01            153.0      6.7             6.9



Financial Summary                           Historical                          Fiscal Year Ending December 31,
                                ----------------------------------     ----------------------------------------------------
                                1998 PF      1999 PF      2000E PF       2001       2002       2003       2004       2005
                                -------      -------      --------     --------   --------   --------   --------   --------
Revenue                         $2,180.5     $2,220.5     $2,278.1     $2,313.2   $2,426.0   $2,553.1   $2,660.0   $2,776.1
Gross Profit                       384.7        419.6        437.4        444.1      477.0      523.2      548.1      576.0
EBITDA                             191.5        239.1        254.0        257.5      288.6      330.6      354.8      380.1
PFO                                104.5        134.1        145.0        153.0      171.6      201.8      213.3      226.6
EBIT                               104.5        137.8        145.0        141.2      156.8      183.5      194.4      207.3
Net Income                                                                 41.8       52.9       71.1       82.7       97.0
Cap Ex                             120.5        166.8        100.0        144.0      168.0      139.0      125.0      125.0
Interest Expense                                             $73.7        $71.6      $68.7      $64.9      $56.7      $45.6

Revenue Growth                                   1.8%         2.6%         1.5%       4.9%       5.2%       4.2%       4.4%
Gross Margin                       17.6%        18.9%        19.2%        19.2%      19.7%      20.5%      20.6%      20.7%
EBITDA Margin                       8.8%        10.8%        11.1%        11.1%      11.9%      13.0%      13.3%      13.7%
PFO Margin                          4.8%         6.0%         6.4%         6.6%       7.1%       7.9%       8.0%       8.2%
EBIT Margin                         4.8%         6.2%         6.4%         6.1%       6.5%       7.2%       7.3%       7.5%

Credit Ratios
-------------
EBITDA/Interest                                  3.2x         3.4x         3.6x       4.2x       5.1x       6.3x       8.3x
(EBITDA-CapEx)/Int.                              1.0          2.1          1.6        1.8        3.0        4.1        5.6
Net Debt/EBITDA                                  3.2          3.0          2.7        2.4        1.9        1.4        1.0
Total Debt/EBITDA                                3.2          3.0          2.7        2.4        1.9        1.4        1.0
% of Debt Remaining                                         100.0%        92.6%      91.3%      81.7%      67.2%      49.3%

Financial Measures
------------------
Asset Turns                                                               1.40x      1.45x      1.49x      1.54x      1.62x
Days Sales in Inventory (COGS)                                            90.9       89.1       87.2       85.9       84.6
Pre-Tax EDIT ROIC                                                         11.7%      12.8%      14.8%      15.9%      17.4%


Financial Returns                                       Trailing EBITDA Exit Multiple
                                               -------------------------------------------------
Private Sale in 2005                             3.5x       4.0x      4.5x      5.0x      5.5x
                                               --------   --------  --------  --------  --------
Outside Investors                               26.4%      31.0%     35.0%     38.6%     41.9%
Gain to Management                             $33.4      $43.0     $52.5     $62.0     $71.5

Private Sale in 2003
Outside Investors                               22.2%      33.4%     43.0%     51.4%     39.0%
Gain to Management                             $12.4      $20.7     $29.0     $37.2     $45.5


% Ownership                                                 Capital
                                  Primary        F.D.        Amount
                                  -------      --------     -------
Outside Investors                   9.6%         9.1%       $ 27.5
Other Equity                        0.0%         0.0%          0.0
Close Family                       90.4%        85.9%        258.6
Management                          0.0%         5.0%          0.0
                                  ------       ------       ------
  Total                           100.0%       100.0%       $286.1